                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Morgan Stanley Group Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                           MORGAN STANLEY GROUP INC.
                                 1585 BROADWAY
                            NEW YORK, NEW YORK 10036


                                                              February 26, 1996

Dear Stockholder:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Morgan Stanley Group Inc. The meeting will be held on Wednesday, April 3, 1996 at 9:30 A.M. at 1585 Broadway, 41st Floor, New York, New York. We hope that you will be able to attend. Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of the Company's 1995 Annual Report.

     Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, kindly complete, sign, date and promptly return the proxy in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. If you later decide to attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.

                                        Very truly yours,



                                        Richard B. Fisher
                                        Chairman



                                        John J. Mack
                                        President

                           MORGAN STANLEY GROUP INC.
                                 1585 BROADWAY
                            NEW YORK, NEW YORK 10036


                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS


                                                               February 26, 1996


     The 1996 Annual Meeting of Stockholders of Morgan Stanley Group Inc. (the "Company") will be held at 1585 Broadway, 41st Floor, New York, New York on Wednesday, April 3, 1996 at 9:30 A.M. for the following purposes:

     1. To elect directors.

     2. To approve the Company's 1995 Equity Incentive Compensation Plan.

     3. To approve an amendment to the Restated Certificate of Incorporation increasing from 300,000,000 to 600,000,000 the total number of shares of Common Stock, par value $1.00 per share, which the Company will have the authority to issue.

     4. To approve the selection of Ernst & Young LLP as independent auditors.

     5. To transact such other business as may properly come before the meeting.

     The record date for the determination of stockholders entitled to vote with respect to this solicitation is the close of business on February 7, 1996.


                                         By Order of the Board of Directors,



                                         Jonathan M. Clark
                                         General Counsel and Secretary

                               TABLE OF CONTENTS

Introduction........................................................        1
Election of Directors...............................................        4
Board of Directors Meetings, Committees and Fees....................        6
Stock Ownership of Management.......................................        7
Principal Stockholders..............................................        8
Stockholders' Agreement.............................................        9
Interest of Management in Certain Transactions......................       10
Compensation of Executive Officers..................................       11
Compensation Committee Report on Executive Officer Compensation.....       15
Compensation Committee Interlocks and Insider Participation.........       18
Performance Graph...................................................       19
Approval of the 1995 Equity Incentive Compensation Plan.............       20
Approval of an Amendment to the Restated Certificate
       Relating to the Number of Authorized Shares of Common Stock..       25
Appointment of Independent Auditors.................................       25
Stockholder Proposals...............................................       26
Other Matters.......................................................       26
Morgan Stanley Group Inc. 1995 Equity Incentive Compensation Plan... Annex A Amendment to the Restated Certificate Relating to the Number of
   Authorized Shares of Common Stock................................  Annex B

                           MORGAN STANLEY GROUP INC.
                                 1585 BROADWAY
                            NEW YORK, NEW YORK 10036


                                PROXY STATEMENT

                                  INTRODUCTION

          This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Morgan Stanley Group Inc., a Delaware corporation (together with its consolidated subsidiaries, the "Company", unless the context indicates otherwise), to be used at the 1996 Annual Meeting of Stockholders of the Company to be held on Wednesday, April 3, 1996 at 9:30 A.M. and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders is February 26, 1996.

          Holders of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), as of the close of business on February 7, 1996 will be
entitled to vote at the 1996 Annual Meeting.  On that date, there were [     ]
shares of Common Stock outstanding (excluding treasury shares), each of which is entitled to one vote with respect to each matter to be voted on at the meeting. The Company's transfer books will not be closed. In addition, on February 7,
1996 there were [      ] outstanding shares of the Company's ESOP Convertible
Preferred Stock (the "ESOP Stock"), each of which is entitled to 2.7 votes with respect to each matter to be voted on at the meeting. Generally, the Common Stock and the ESOP Stock vote together as a single class.

          A proxy in the accompanying form that is properly executed, duly returned and not subsequently revoked will be voted in accordance with instructions contained thereon. If no instructions are given with respect to the matters to be acted on, proxies will be voted as follows: for the election of the nominees for directors named below, for the approval of the 1995 Equity Incentive Compensation Plan, for the approval of an amendment (the "Authorized Common Stock Amendment") to the Restated Certificate of Incorporation (the "Restated Certificate") increasing the number of authorized shares of Common Stock, for the approval of the selection of Ernst & Young LLP as independent auditors of the Company and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the meeting.

          A stockholder who executes a proxy (other than a proxy granted pursuant to the Voting Agreements referred to below) may revoke it at any time before it is exercised by giving written notice to the General Counsel and Secretary of the Company, by subsequently filing another proxy or by attending the 1996 Annual Meeting and voting in person.

          Each proposal (other than the Authorized Common Stock Amendment) presented in this Proxy Statement will be approved if it is authorized by the affirmative vote of a majority of the combined voting power of the shares of Common Stock and ESOP Stock represented at the meeting. The Authorized Common Stock Amendment will be approved if it receives the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock voting as a separate class and the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock and ESOP stock voting together as a single class. An abstention with respect to any proposal will be counted as present for purposes of determining the existence of a quorum and will have the practical effect of a negative vote as to that proposal. Brokers (other than the Company's wholly owned subsidiary, Morgan Stanley & Co. Incorporated ("Morgan Stanley")) that do not receive instructions are entitled to vote on the proposals relating to the election of directors, the amendment of the Restated Certificate and selection of independent auditors presented in this Proxy Statement. Under the rules of the New York Stock Exchange, Inc. (the "NYSE"), if Morgan Stanley does not receive instructions it is entitled to vote such shares only in the same proportion as the shares represented by votes cast by all record holders with respect to such proposal. In the event of a broker non-vote with respect to the proposal relating to the 1995 Equity Incentive Compensation Plan or any other proposal coming before the meeting arising from the absence of authorization by the beneficial owner to vote as to that proposal if such proposal requires specific authorization, the proxy will be counted as present for purposes of determining the existence of a quorum with respect to any issue requiring the affirmative vote of a majority of the voting power of the shares represented at the meeting but will not be deemed as present and entitled to vote as to that proposal for purposes of determining the total number of shares of which a majority is required for adoption, and with respect to any issue requiring the affirmative vote of a majority of the total voting power of the Company, will have the practical effect of a negative vote.

          Certain stockholders of the Company hold their shares of Common Stock subject to agreements relating to, among other things, the voting and disposition of such shares. Such agreements include the Stockholders' Agreement dated as of February 14, 1986, as amended (the "Stockholders' Agreement") among the Company and those persons who were stockholders (the "Recapitalization Signatories") of the Company at the time of a recapitalization effected in contemplation of the Company's initial public offering (all of whom were Managing Directors or Principals of Morgan Stanley and employees of the Company at such time), and various voting agreements (the "Plan Agreements" and, together with the Stockholders' Agreement, the "Voting Agreements") entered into between the Company, certain of its employees and/or a trustee for a trust that holds shares of Common Stock on behalf of such employees (together with the Recapitalization Signatories, the "Signatories") in connection with the granting to such employees of stock awards, stock unit awards and/or option awards under the Company's 1988 Equity Incentive Compensation Plan (the "1988 Equity Incentive Compensation Plan"), options under the Company's 1986 Stock Option Plan (the "Stock Option Plan") and performance units under the Company's Performance Unit Plan (the "Performance Unit Plan"). The shares of Common Stock subject to the Plan Agreements have been issued pursuant to stock awards or stock unit awards and performance units granted to eligible employees under the 1988 Equity Incentive Compensation Plan and the Performance Unit Plan, respectively, and upon the exercise of option awards and options granted to eligible employees under the 1988 Equity Incentive Compensation Plan and the Stock Option Plan, respectively. Shares of ESOP Stock are not subject to any of the Voting Agreements.

          The Voting Agreements provide that, before any vote of the stockholders of the Company occurs, a preliminary vote (the "Preliminary Vote") will be taken at which each Signatory who is an employee of the Company on such date may vote all of his shares of Common Stock subject to the Voting Agreements in such manner as such Signatory may determine in his sole discretion. At any meeting of the stockholders called to vote with respect to any corporate action, a Signatory who was an employee of the Company at the time of the Preliminary Vote or a trustee for a trust that holds shares of Common Stock on behalf of such employee must vote the shares of Common Stock that are subject to the Voting Agreements in accordance with the vote of the majority of the shares of Common Stock voted in the Preliminary Vote. Signatories who are no longer employed by the Company on the date of the Preliminary Vote are not required to vote such shares of Common Stock in accordance with the vote of the majority of the shares of Common Stock voted in the Preliminary Vote. See "Stockholders' Agreement".

          At February 7, 1996, [    ] shares of Common Stock (constituting
approximately [    ]% of the votes that are entitled to be cast at the 1996
Annual Meeting) were subject to voting restrictions contained in the Voting Agreements and will be required to be voted in accordance with the results of this year's Preliminary Vote. A Preliminary Vote with respect to the proposals presented in this Proxy Statement will be taken on or about March 20, 1996.

          The expenses of the preparation of proxy materials and the solicitation of proxies for the 1996 Annual Meeting will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain employees of the Company by telephone, telegraph or other means and by Georgeson & Company Inc. Employees will receive no additional compensation for such solicitation, and Georgeson & Company Inc. will receive a fee of $15,000 for its services. The Company will reimburse brokers, including Morgan Stanley, and other nominees for costs incurred by them in mailing proxy materials to beneficial holders in accordance with the rules of the NYSE.

          As used herein, "Fiscal 1993" refers to the twelve month period from February 1, 1993 to January 31, 1994 and "Fiscal 1994" refers to the twelve month period from February 1, 1994 to January 31, 1995. In February 1995, the Board of Directors approved a change in the Company's fiscal year-end from
January 31 to November 30, effective for the 1995 fiscal year.   "Fiscal 1995"
refers to the ten month period from February 1, 1995 to November 30, 1995.

          Unless otherwise indicated, all amounts of Common Stock, stock units and stock options referred to herein have been adjusted to give effect to the Company's two-for-one stock split effected in the form of a stock dividend on January 26, 1996.

                             ELECTION OF DIRECTORS


          Ten persons are to be elected to serve on the Board of Directors until the Company's next Annual Meeting and their respective successors shall have been elected and qualified.

          If any nominee shall become unable to stand for election as a director at the meeting, an event not now anticipated by the Board of Directors, the proxy may be voted for a substitute designated by the Board of Directors. The nominees for election as directors and a brief biography of each nominee are listed below. There are no family relationships among any directors, executive officers or nominees.

-------------------------------------------------------------------------------

Richard B. Fisher

          Mr. Fisher, age 59, has served as Chairman of the Board of Directors of the Company and Morgan Stanley since January 1991. From January 1984 through December 1990, he served as President of the Company and Morgan Stanley. He has been a director and a Managing Director of the Company since July 1975 and a director and a Managing Director of Morgan Stanley since July 1970. He was a partner in Morgan Stanley & Co., the predecessor of Morgan Stanley, from July 1970 through June 1975.

-------------------------------------------------------------------------------

John J. Mack

          Mr. Mack, age 51, has served as President of the Company and Morgan Stanley since June 1993. He has been a director and a Managing Director of the Company since December 1987 and was a director and a Managing Director of the Company from January 1979 to March 1986. Mr. Mack has been a director and a Managing Director of Morgan Stanley since January 1979.

-------------------------------------------------------------------------------

Barton M. Biggs

          Mr. Biggs, age 63, has been a director and a Managing Director of the Company since May 1991 and a director and a Managing Director of Morgan Stanley since July 1973. He was a director and a Managing Director of the Company from July 1975 to March 1986. He was a partner in Morgan Stanley & Co. from June 1973 through June 1975. Mr. Biggs is chairman of the board of directors of The Latin American Discovery Fund, Inc., Morgan Stanley Emerging Markets Fund, Inc., Morgan Stanley Africa Investment Fund, Inc., Morgan Stanley India Investment Fund, Inc., Morgan Stanley Emerging Markets Debt Fund, Inc., Morgan Stanley Global Opportunity Bond Fund, Inc., The Morgan Stanley High Yield Fund, Inc., The Pakistan Investment Fund, Inc., The Thai Fund, Inc., The Turkish Investment Fund, Inc., The Brazilian Investment Fund, Inc., The Malaysia Fund, Inc., Morgan Stanley Institutional Fund, Inc., Morgan Stanley Fund, Inc., and PCS Cash Fund, Inc. He is also a director of Morgan Stanley Asia-Pacific Fund, Inc.

-------------------------------------------------------------------------------

Peter F. Karches

          Mr. Karches, age 44, has been a director and Managing Director of the Company since February 1994. He has also served as director and Managing Director of Morgan Stanley since January 1985.

-------------------------------------------------------------------------------

Sir David A. Walker

          Sir David Walker, age 56, has been a director of the Company since November 1994 and a Managing Director of the Company since May 1995. He has been a director of Morgan Stanley since February 1995 and a Managing Director of Morgan Stanley since November 1994. Before joining the Company, Sir David was Deputy Chairman of Lloyds Bank PLC in England. From 1988 to 1992 he was Chairman of the Securities and Investments

Board, the British authority that regulates the securities markets. From 1982 to 1988 he was the executive director of the Bank of England and remained as a non-executive director at the Bank until early 1993. Sir David has been a non-executive director of Reuters Holdings PLC since April 1994.

 ------------------------------------------------------------------------------
Robert P. Bauman

          Mr. Bauman, age 64, has been  the Non-Executive Chairman of British
Aerospace PLC since May 1994.   He served as Chief Executive Officer of
SmithKline Beecham PLC from 1989 until April 1994. Mr. Bauman is also a director of Capital Cities/ABC, Inc., Cigna Corporation and Union Pacific Corporation. Mr. Bauman has been a non-executive director of Reuters Holdings PLC since March 1994.

 ------------------------------------------------------------------------------

Daniel B. Burke

          Mr. Burke, age 67, is retired. He served as chief executive officer of Capital Cities/ABC, Inc. from 1990 until February 1994. He also served as president and chief operating officer of that corporation from 1986 until February 1994 and has been one of its directors since 1967. Mr. Burke is also a director of Avon Products, Inc., Consolidated Rail Corporation, and Rohm and Haas Company. Mr. Burke has been a director of the Company since February 1994.

-------------------------------------------------------------------------------

S. Parker Gilbert

          Mr. Gilbert, age 62, is retired. He served as Chairman of the Board of Directors of the Company and Morgan Stanley from January 1984 through December 1990. He was President of the Company and Morgan Stanley from January 1983 through December 1983. He was a Managing Director of the Company from July 1975 through December 1990 and a director and a Managing Director of Morgan Stanley from May 1970 through December 1990. From January 1969 through June 1975, Mr. Gilbert was a partner in Morgan Stanley & Co. He has been a director of the Company since July 1975. Mr. Gilbert is also a director of Burlington Resources Inc., ITT Corporation, and Taubman Centers, Inc.

-------------------------------------------------------------------------------

Allen E. Murray

          Mr. Murray, age 66, is retired. He served as chairman of the board of directors and chief executive officer of Mobil Corporation from February 1986 until March 1994 and as one of its directors from May 1977 until March 1994.
Mr. Murray also served as president and chief operating officer of that corporation from November 1984 until March 1993. He is also a director of Lockheed Martin Corporation, Metropolitan Life Insurance Company and Minnesota Mining & Manufacturing Company. Mr. Murray has been a director of the Company since November 1992.

-------------------------------------------------------------------------------

Paul J. Rizzo

          Mr. Rizzo, age 68, is retired. He served as vice chairman of the board of directors of International Business Machines Corporation from January 1993 through December 1994 and from February 1983 to September 1987 and as a senior vice president from 1974 until February 1983. He has been a partner in Franklin Street Partners since 1992. From September 1987 until 1992, he was Dean of Kenan-Flagler Business School at the University of North Carolina-Chapel Hill. Mr. Rizzo is also a director of Johnson & Johnson, McGraw-Hill, Inc., and Ryder System, Inc. Mr. Rizzo was a director of the Company from July 1986 through December 1992 and has been a director since February 1995.

 ------------------------------------------------------------------------------

                BOARD OF DIRECTORS MEETINGS, COMMITTEES AND FEES

          The Board of Directors held three meetings and acted by unanimous written consent on four occasions during Fiscal 1995. Messrs. Fisher, Mack, Biggs, Karches and Walker currently are the members of the Executive Committee of the Board of Directors, which is authorized to exercise all the powers of the Board of Directors in the management of the business and affairs of the Company to the fullest extent permitted by law and the Restated Certificate. The Executive Committee of the Board of Directors held one meeting and acted by unanimous written consent on six occasions during Fiscal 1995. In addition to the Executive Committee, the Board of Directors has established a standing Audit Committee and a standing Compensation Committee. The Company does not maintain a standing nominating committee.

          The Audit Committee, among other things, recommends to the Board of Directors the Company's independent auditors, confers with the Company's independent auditors and internal auditors concerning the scope of their respective examinations, reviews the Company's financial statements and the work of the Company's independent auditors and internal auditors and obtains recommendations concerning internal controls. Messrs. Murray, Burke and Rizzo are the current members of the Audit Committee. The Audit Committee held two meetings during Fiscal 1995.

          The Company's Compensation Committee determines the compensation policies applicable to the senior officers of the Company and establishes the total compensation for each senior officer in light of these policies. The Compensation Committee also addresses all questions of interpretation, administration and application of the Company's employee benefit plans, including the 1988 Equity Incentive Compensation Plan, the Stock Option Plan, the Performance Unit Plan and the 1988 Capital Accumulation Plan (the "Capital Accumulation Plan"). The Compensation Committee held three meetings and acted by unanimous written consent on five occasions during Fiscal 1995. The current members of the Compensation Committee are Messrs. Rizzo, Burke, Gilbert and Murray. See "Compensation Committee Report on Executive Officer Compensation"; "Compensation Committee Interlocks and Insider Participation".

          During Fiscal 1995, each of the current Directors, except Messrs. Biggs and Rizzo, attended at least seventy-five percent of the meetings of the Board of Directors and the Committees on which he served.

          Messrs. Fisher, Mack, Biggs, Karches and Walker do not receive any additional compensation for acting as directors of the Company. Directors who are not employees of the Company or a subsidiary (the "Outside Directors") receive a director's fee of $40,000 for each full year served (prorated for those directors serving part of a fiscal year); because of the shortened fiscal year, the Outside Directors received a fee of $30,000 for Fiscal 1995. Each Outside Director who served on the Board of Directors in Fiscal 1995 has been granted 200 shares of Common Stock pursuant to the Company's 1993 Stock Plan for Outside Directors for services to the Company during Fiscal 1995 (prorated for those directors serving part of Fiscal 1995) and in subsequent fiscal years each Outside Director will be granted 200 shares of Common Stock for each full fiscal year served (prorated for any director serving part of the year). Directors receive no additional compensation for participation on committees of the Board. Richard Cheney (who served as director of the Company until December 31, 1995) was paid $75,000 pursuant to a consulting arrangement with the Company for his consulting services during Fiscal 1995.

                         STOCK OWNERSHIP OF MANAGEMENT

          The following table shows certain information concerning the number of shares of the Company's capital stock beneficially owned, directly or indirectly, as of February 7, 1996, by each director, nominee and named executive officer and by all current directors and executive officers as a group.

                                                                     COMMON STOCK

                                                               Amount and
                                                                Nature of
                                                               Beneficial       Percent
Beneficial Owners                                               Ownership      of Class
---------------------------------                              ----------     ---------
Richard B. Fisher (1) (2) (3) (4)............................   4,212,742     [      ]
John J. Mack (1) (2) (3) (4).................................   2,568,548     [      ]
Barton M. Biggs (1) (2) (3) (4)..............................   2,629,130     [      ]
Peter F. Karches (1) (2) (3) (4).............................   1,261,436     [      ]
Philip N. Duff  (1) (2) (3)  (4).............................     178,496     [      ]
Sir David A. Walker (3)......................................      16,156     [      ]
Robert P. Bauman.............................................           -     [      ]
Daniel B. Burke..............................................       2,800     [      ]
S. Parker Gilbert (2) (4)....................................   2,589,444     [      ]
Allen E. Murray..............................................       6,500     [      ]
Paul J. Rizzo................................................       3,326     [      ]
All current directors and executive officers as a group
(12 persons) (1) (2) (3) (4).................................  13,609,938     [      ]

(1) Except as otherwise disclosed below, the voting and disposition of the shares of Common Stock are subject to the terms of the Voting Agreements. See "Introduction" and "Stockholders' Agreement".

(2) Includes 479,914; 466,226; 314,642; 330,066; 80,890; 245,008 and 1,977,240
shares for Messrs. Fisher, Mack, Biggs, Karches, Duff, Gilbert and all current directors and executive officers as a group, respectively, that may be acquired upon the exercise of options that are exercisable within 60 days after February 7, 1996. Such options were granted pursuant to the 1988 Equity Incentive Compensation Plan or the Stock Option Plan.

(3) Includes 419,134; 414,366; 271,184; 509,340; 94,272; 16,078 and 1,797,434
shares of Common Stock underlying stock unit awards granted Messrs. Fisher, Mack, Biggs, Karches, Duff, Walker and all current directors and executive officers as a group, respectively, as part of compensation pursuant to the 1988 Equity Incentive Compensation Plan. With respect to all such stock unit awards, an equivalent number of shares of Common Stock held in trust will be voted in accordance with the results of the Preliminary Vote.

(4) Includes 2,484; 2,484; 2,446; 2,484; 1,396; 688; and 14,174 shares of Common
Stock into which shares of ESOP Stock are convertible which have been allocated to Messrs. Fisher, Mack, Biggs, Karches, Duff, Gilbert and all current directors and executive officers as a group, respectively. Each share of ESOP Stock is entitled to 2.7 votes with respect to each matter to be voted on at the 1996 Annual Meeting. ESOP participants have the ability to direct the voting with respect to ESOP Stock allocated to them. Such shares are not subject to the Voting Agreements.

------
*  Indicates beneficial ownership of less than 1% of the outstanding Common
Stock.

                             PRINCIPAL STOCKHOLDERS

          The following table sets forth certain information regarding each person or group of persons known to the Company as of February 7, 1996 to be the beneficial owner of more than 5% of any class of the Company's voting securities.

                                        Shares of Common Stock Beneficially Owned
Name of Persons or Identity of Group                Number               Percent
---------------------------------------------------------------------------------
Signatories to Voting Agreements (1)     [           ]  (2) (3) (4) (5)  [    ]%

------
(1) The voting of the shares of Common Stock received in connection with the Company's 1986 recapitalization is subject to the voting restrictions contained in the Stockholders' Agreement. The voting of Common Stock issued to employees in connection with the 1988 Equity Incentive Compensation Plan, the Stock Option Plan and the Performance Unit Plan is generally subject to similar voting restrictions. The information provided relates to the voting power of such securities. The Signatories to the Voting Agreements do not share dispositive power. See "Introduction" and "Stockholders' Agreement".

(2) Includes shares of Common Stock that may be acquired upon the exercise of options that are exercisable within 60 days after February 7, 1996. Such options were granted pursuant to the 1988 Equity Incentive Compensation Plan or
the Stock Option Plan.  Of these shares, [    ] will not be subject to the
Voting Agreements.

(3)  Includes [    ] shares underlying stock unit awards granted pursuant to the
1988 Equity Incentive Compensation Plan as part of compensation. An equivalent number of shares of Common Stock held in trust will be voted in accordance with the results of the Preliminary Vote.

(4)  Includes [    ] shares of Common Stock that are not subject to the Voting
Agreements.

(5)  Does not include [    ] shares of ESOP Stock allocated to the Signatories,
each share of which is entitled to 2.7 votes with respect to each matter to be voted on at the 1996 Annual Meeting. Such shares are not subject to the Voting Agreements.

                            STOCKHOLDERS' AGREEMENT

          Prior to a recapitalization effected in contemplation of the Company's initial public offering on March 21, 1986, the Company and the Recapitalization Signatories entered into the Stockholders' Agreement, which relates to the disposition and voting of the shares of Common Stock acquired by such Recapitalization Signatories pursuant to the recapitalization (the "Recapitalization Common Stock"). The Stockholders' Agreement does not prohibit or restrict the acquisition, ownership, disposition or voting by Recapitalization Signatories of any shares of Common Stock not acquired in connection with the Company's recapitalization. Shares acquired pursuant to the Company's employee benefit plans are generally subject to similar restrictions under the Plan Agreements although not all of such shares are subject to the age restrictions described below.

          Except as otherwise determined by the Board of Directors of the Company and subject to applicable legal requirements, Recapitalization Signatories employed by the Company may dispose of their Recapitalization Common Stock only as provided in the Stockholders' Agreement. The Stockholders' Agreement permits each such Recapitalization Signatory to dispose of shares of such Recapitalization Signatory's Recapitalization Common Stock and/or shares of Common Stock acquired pursuant to the Company's Performance Unit Plan and/or Stock Option Plan ("Plan Stock" and, together with the Recapitalization Common Stock, "Total Restricted Stock") in the following amounts, representing the percentage of Total Restricted Stock owned by such Recapitalization Signatory that is permitted to be sold:

                          % of Total Restricted Stock
                              Permitted to be Sold
Age as of Date of Sale
35 through 38                          10%
39 through 42                     Additional 10%
43 through 46                     Additional 10%
47 through 49                     Additional 10%
50 and above                      Additional 10%

          Such restrictions are in effect only while the Signatory is an employee of the Company.

          Pursuant to the revised terms of the Stockholders' Agreement, a Recapitalization Signatory employed by the Company may pledge his shares of Recapitalization Common Stock that are not otherwise permitted to be transferred under the Stockholders' Agreement to a bank to secure a bona fide full recourse loan for value. Any shares of Recapitalization Common Stock so pledged would be free from the restrictions on disposition described above so long as such shares of Recapitalization Common Stock are so pledged, but would thereafter be once again subject to the restrictions on disposition described above, unless the bank has sold such shares of Recapitalization Common Stock pursuant to a bona fide foreclosure proceeding. Any such shares of Recapitalization Common Stock sold pursuant to any such bona fide foreclosure proceeding would be free from the provisions of the Stockholders' Agreement.

          See "Introduction" for information concerning the voting restrictions imposed on shares of Recapitalization Common Stock pursuant to the Stockholders' Agreement.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

          Other than as described in this Proxy Statement, no director or executive officer of the Company was indebted to the Company during Fiscal 1995 for any amount in excess of $60,000, and there were no related party transactions among the Company and its executive officers, directors and the holders of more than 5% of the outstanding shares of Common Stock.

          Mr. Mack, through a corporation, owns a car that is utilized in Company business. Reimbursements are made at rates that the Company believes could have been obtained from non-affiliated third parties for comparable services. Aggregate payments made by the Company to Mr. Mack's corporation during the period from February 1, 1995 to January 31, 1996 were $64,825.

          The Company extends, and in the ordinary course of its business during Fiscal 1995 the Company extended, credit to certain directors, officers and employees of the Company and Morgan Stanley, as well as to members of their immediate families, in connection with their purchase of securities. Such extensions of credit have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated third parties, and did not involve more than normal risk of collectibility or present other unfavorable features. To the extent that officers and employees of the Company and Morgan Stanley (and members of their immediate families) wish to purchase securities in brokerage transactions, they are ordinarily required to do so through Morgan Stanley, which offers them a discount of up to 40% on its standard commission rate. Morgan Stanley also, from time to time and in the ordinary course of its business, enters into transactions involving the purchase or sale of securities from or to certain directors, officers and employees of the Company and Morgan Stanley and members of their immediate families, as principal. Such purchases and sales of securities on a principal basis are effected at a discount from the dealer mark-up or mark-down, as the case may be, charged to non-affiliated third parties. Pursuant to its stock repurchase authorization, the Company also may repurchase or acquire shares of Common Stock in the open market and in privately negotiated transactions, including transactions with directors, executive officers and employees. Such transactions are in the ordinary course of business and at prevailing market prices.

          The Company, from time to time, also makes advances to certain of its directors, officers and employees against commissions and other compensation that would otherwise be payable to them in the ordinary course of business and loans in connection with housing and relocation expenses. No interest is charged by the Company on such advances and loans.

          Under the federal securities laws, the Company's directors and executive officers and any person owning more than ten percent of the Company's Common Stock are required to report their initial ownership of Common Stock and any subsequent change in that ownership to the Securities and Exchange Commission (the "SEC") and the NYSE and to provide copies of any such forms they file to the Company. Based solely upon its review of copies of forms and written representations from certain reporting persons, the Company believes that for Fiscal 1995, each of its officers, directors and greater than ten percent shareholders has complied with all such applicable filing requirements.

                       COMPENSATION OF EXECUTIVE OFFICERS

          Summary of Cash and Certain Other Compensation. The following table summarizes the compensation paid by the Company and its subsidiaries to the Company's five most highly compensated executive officers who were serving as executive officers at November 30, 1995 (the "named executive officers") for services rendered in all capacities to the Company and its subsidiaries for Fiscal 1993, Fiscal 1994 and Fiscal 1995.

                           SUMMARY COMPENSATION TABLE


                                  Annual Compensation                         Long-Term Compensation

                                                                                      Securities
                                                                  Restricted Stock    Underlying        All Other
Name and                               Salary         Bonus           Award(s)         Options         Compensation
Principal Position         Year  (2)  ($)  (3)    ($)  (3)  (4)       ($) (5)          (#) (6)          ($)   (7)
-------------------------  --------   --------    -------------    -------------      ----------       ------------
Richard B. Fisher:            1995    $477,329    $ 4,187,004         $2,072,349           ------           $15,150
Chairman of the Board         1994     575,000      2,062,500             ------          198,276            15,000
of Directors and              1993     475,000      4,437,500          5,628,494           ------            23,584
Managing Director (1)

John J. Mack:                 1995    $456,575    $ 4,140,308         $2,046,186           ------           $15,150
President and                 1994     550,000      2,025,000             ------          193,192            15,000
Managing Director             1993     450,000      4,325,000          5,463,488           ------            23,584

Barton M. Biggs:              1995    $373,562    $ 2,801,713         $1,294,128           ------           $13,650
Managing Director             1994     450,000      1,700,000             ------          149,130            15,000
                              1993     450,000      2,950,000          3,446,770           ------            23,584

Peter F. Karches:             1995    $373,562    $ 3,891,267         $1,906,223           ------           $15,150
Managing Director             1994     300,000      2,025,000             ------          193,192            15,000

Philip N. Duff:               1995    $136,973    $ 2,512,202         $1,131,507           ------           $15,150
Chief Financial Officer       1994     165,000      1,467,500             ------          117,610            15,000
and Managing Director

-----

          For each of the above named executive officers, compensation information is provided for years during which they served as executive officers of the Company.

(1) The Company does not have an executive officer designated as "Chief Executive Officer"; however, for purposes of complying with rules of the SEC, Mr. Fisher is deemed the "CEO" in this table.

(2) In February 1995, the Board of Directors approved a change in the fiscal year-end of the Company from January 31 to November 30. Figures for Fiscal 1995 relate to the ten-month period commencing on February 1, 1995 and ending on November 30, 1995.

(3) Includes amounts contributed by each of the named executive officers to various deferred compensation plans of the Company.

(4) Includes for the years indicated amounts representing annual cash bonus. The amounts reported also include the value of units awarded pursuant to the Capital Accumulation Plan. The Capital Accumulation Plan provides participation in certain investments that the Company has made directly or indirectly in other entities.

(5) The amounts reported represent the market value of the Common Stock underlying vested and unvested restricted stock units at the date of grant, without taking into account any diminution in value attributable to the restrictions on such stock units. Awards of restricted stock units were made on December 11, 1995 for performance in Fiscal 1995; the closing price of the Common Stock on that date as reported on the Consolidated Transaction Reporting System was $85.50 per share (on a pre-split basis). Awards of stock units were made on February 25, 1994 for performance in Fiscal 1993; the closing price of the Common Stock on that date as reported on the Consolidated Transaction Reporting System was $66.75 per share (on a pre-split basis).

          The vesting schedule for restricted stock units awarded as part of Fiscal 1993 and Fiscal 1995 compensation to all Managing Directors, including the named executive officers, is as follows: 60% of each award reported in the table above vested upon grant; the remaining 40% of the award will vest in ten equal annual installments. Dividend equivalents are paid on restricted stock units (including unvested units) at the same rate as dividends paid to stockholders of Common Stock.

          Vested and unvested restricted stock units awarded as part of Fiscal 1993 and Fiscal 1995 compensation generally do not convert into shares of Common Stock and are not transferable for ten years after award. Restricted stock units, whether vested or unvested, may not be sold, assigned, exchanged, pledged, hypothecated or otherwise disposed of or encumbered prior to the lapse of restrictions on transferability. Restricted stock units, whether vested or unvested, are subject to forfeiture in certain circumstances specified by the Compensation Committee.

          The aggregate number of restricted stock units (including units awarded prior to the years reported) and the market value ascribed thereto as of November 30, 1995 for each of the named executive officers are as follows: Mr. Fisher- 419,134 ($18,140,119); Mr. Mack- 414,366 ($17,933,760); Mr. Biggs-
271,184 ($11,736,843); Mr. Karches - 509,340 ($22,044,235) and Mr. Duff -
94,272 ($4,080,092). Such number of restricted stock units and market values ascribed to them give effect to restricted stock unit awards granted subsequent to the end of Fiscal 1995 as part of compensation for that period. For a discussion of the difference between the value ascribed to restricted stock units pursuant to SEC rules and the value ascribed to restricted stock units by the Compensation Committee, see "Compensation Committee Report on Executive Officer Compensation".

(6) Awards of stock options were made for services performed in Fiscal 1994. The vesting schedule for stock options awarded as part of Fiscal 1994 compensation to all Managing Directors, including the named executive officers, is as follows: 60% of each award reported in the table above vested and were exercisable upon grant, the remaining 40% of the award will vest and be exercisable in nine annual installments. The expiration date for the stock options is January 31, 2005. The terms of stock option awards may vary slightly in certain non-U.S. jurisdictions.

          Stock options awarded as part of Fiscal 1994 compensation, whether vested or unvested, may not be sold, assigned, exchanged, pledged, hypothecated or otherwise disposed of or encumbered. Stock options, whether vested or unvested, are subject to forfeiture in certain circumstances specified by the Compensation Committee. Any shares acquired upon the exercise of options generally may not be transferred or sold prior to January 31, 2005, except to the extent required to cover the exercise price and tax liability arising upon exercise.

(7) The amounts reported consist of contributions by the Company to the Company's Deferred Profit Sharing Plan ("DPSP") and the Company's Employee Stock Ownership Plan ("ESOP"). For amounts reported for Fiscal 1995, the Company contributed 21% to the DPSP and 79% to the ESOP; for Mr. Biggs, the Company contributed 23% to the DPSP and 77% to the ESOP. For amounts reported for Fiscal 1994 and Fiscal 1993, the Company contributed 50% to the DPSP and 50% to the ESOP. Contributions to the DPSP and the ESOP are made on December 31 and relate to the preceding twelve months.

          Compensation to Managing Directors and Principals of Morgan Stanley who are not executive officers of the Company may exceed the compensation paid to the named executive officers.

          The following table provides information concerning stock option exercises in Fiscal 1995 and unexercised stock options held by each named executive officer as of November 30, 1995.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                             Number of Securities
                                                            Underlying Unexercised       Value of Unexercised
                                                                  Options at           In-the-Money Options at
                                                                FY-End (#) (2)              FY-End ($) (3)
                                                        ------------------------------------------------------
                         Shares
                      Acquired on           Value
Name                  Exercise (#)       Realized (1)   Exercisable  Unexercisable  Exercisable  Unexercisable
--------------------------------------------------------------------------------------------------------------
Richard B. Fisher          154,512         $5,178,408       471,972         79,312  $11,418,224       $993,383
John J. Mack               102,996          2,926,932       556,702         77,278   14,506,968        967,907
Barton M. Biggs             60,318          1,246,471       308,666         59,652    7,571,926        747,141
Peter F. Karches            77,976          2,051,800       322,322         77,278    7,869,734        967,907
Philip N. Duff                   0                  0        76,182         87,044    1,045,524        763,226

-----
(1) The valuation represents the difference between the average high and low sale price of a share of Common Stock, as reported on the Consolidated Transaction Reporting System, on the date of exercise and the exercise price of the options exercised.

(2) The sale or disposition of shares of Common Stock underlying certain of the options is restricted.

(3) The value of unexercised, in-the-money options is based upon the difference between the exercise prices of all such options and $84.55, the fair market value (on a pre-split basis), as determined by the Compensation Committee, of a share of Common Stock at the end of Fiscal 1995. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of Common Stock of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

          Pension Plans. Morgan Stanley's Pension Plan (the "Pension Plan") is a defined benefit pension plan which covers all employees of Morgan Stanley who have completed at least one year of service with Morgan Stanley or one of its affiliates. There is no maximum age limit to the eligibility requirements. The Pension Plan provides for normal retirement benefits beginning at age 65 but permits earlier retirement at or after attaining age 55 with ten years of Vesting Service as defined in the Pension Plan (five years if hired prior to January 1, 1988), subject to a reduction in benefits if payments commence earlier than age 60. Salary is defined to include the highest five years of base compensation during the last ten years prior to retirement, excluding bonuses, overtime and other supplemental compensation. All participants become vested after completing five years of service.

          In addition to the Pension Plan, Morgan Stanley has adopted an Excess Benefit Plan for participants in the Pension Plan whose benefits are reduced pursuant to limitations imposed by the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") on pensions paid under Federal income tax qualified plans. Employees covered by the Excess Benefit Plan receive a benefit equal to the amount of benefit disallowed under the Pension Plan due to such limitations, including for 1995 a $150,000 compensation limit (subject to being increased in $10,000 increments based on annual rates of inflation) on the amount of compensation that can be taken into account for qualified pension plan purposes.

          Morgan Stanley also maintains a Supplemental Executive Retirement Plan covering current and former Managing Directors and Principals of Morgan Stanley who are not less than 55 years of age and have completed at least five years of service and whose age plus years of service equals or exceeds 65. Benefits without any reduction are paid if payment occurs at or after age 60. Benefits payable under the Supplemental Executive Retirement Plan are also reduced by benefits payable under the Pension Plan and the Excess Benefit Plan and pension plans of affiliates of Morgan Stanley and of former employers. For participants who commence receiving benefits in 1989 and beyond, the annual benefit payable under the Supplemental Executive Retirement Plan (as reduced in the preceding sentence) is further reduced to the extent that total retirement benefits do not exceed $140,000. Participants are fully vested under the Supplemental Executive Retirement Plan at all times. Messrs. Fisher and Biggs currently meet the eligibility requirements of, and Mr. Gilbert is currently receiving payments under, the Supplemental Executive Retirement Plan.

          Assuming that the participants in the chart below were eligible for the Supplemental Executive Retirement Plan, the following table illustrates the total estimated annual normal retirement pension benefits, including Excess Benefit Plan and Supplemental Executive Retirement Plan amounts, payable upon normal retirement at age 65 to participants for the specified remuneration and years of credited service classifications set forth below. Benefit amounts are computed on a straight life annuity basis. There is no off-set for the payment of social security benefits although the calculation of benefits takes social security covered compensation into consideration.

                               PENSION PLAN TABLE

     Annual pension benefits based on years of credited service at age 65

  Final
Average
 Salary                  5 Yrs.   10 Yrs.   15 Yrs.   20 Yrs.   25 Yrs.   30 Yrs.   35 Yrs.
-------                 --------  --------  --------  --------  --------  --------  --------
$100,000                $ 20,000  $ 30,000  $ 40,000  $ 50,000  $ 50,000  $ 55,000  $ 60,000
150,000                   30,000    45,000    60,000    75,000    75,000    82,500    90,000
200,000                   40,000    60,000    80,000   100,000   100,000   110,000   120,000
250,000                   50,000    75,000   100,000   125,000   125,000   137,500   140,000
300,000                   60,000    90,000   120,000   140,000   140,000   140,000   154,325
350,000                   70,000   105,000   140,000   140,000   140,000   154,778   180,575
400,000                   80,000   120,000   140,000   140,000   147,732   177,278   206,825
450,000                   90,000   135,000   140,000   140,000   166,482   199,778   233,075
500,000                  100,000   140,000   140,000   148,186   185,232   222,278   259,325
550,000                  110,000   140,000   140,000   163,186   203,982   244,778   285,575
600,000                  120,000   140,000   140,000   178,186   222,732   267,278   311,825
650,000                  130,000   140,000   144,889   193,186   241,482   289,778   338,075
700,000                  140,000   140,000   156,139   208,186   260,232   312,278   364,325

          The compensation of the individuals named in the Summary Compensation Table for purposes of determining benefits under the Pension Plan, the Excess Benefit Plan and the Supplemental Executive Retirement Plan during calendar 1995 is the amount reported as base salary in the Summary Compensation Table. As of January 31, 1996, the credited years of service (rounded to the nearest whole year) for each of the individuals named in the Summary Compensation Table are as follows: Mr. Fisher-34; Mr. Mack-22; Mr. Biggs-21; Mr. Karches-20; and Mr. Duff-13.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

          The Company's Compensation Committee determines the compensation policies applicable to the senior officers of the Company, including Messrs. Fisher, Mack, Biggs, Karches and Duff, who were the five highest paid executive officers for Fiscal 1995 (collectively, the "Senior Executives"). The Committee establishes the total compensation for each of the Senior Executives in light of these policies and in accordance with certain requirements imposed by Section 162(m) of the Internal Revenue Code ("Section 162(m)"), as explained more fully below. In addition, the Compensation Committee reviews proposed annual compensation packages of other executive officers and certain Managing Directors, and administers and makes awards under the Company's employee benefit plans, including the 1988 Equity Incentive Compensation Plan and the Capital Accumulation Plan.

          The Compensation Committee is composed of Paul J. Rizzo, Daniel B. Burke, S. Parker Gilbert and Allen E. Murray, none of whom is, or during the previous year has been, an officer or employee of the Company. The Compensation Committee meets from time to time and also acts by unanimous written consent. See "Board of Directors Meetings, Committees and Fees".

          The Company does not have an executive officer designated as "Chief Executive Officer". For purposes of this Report, Mr. Fisher is referred to as the "Chief Executive Officer".

          COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS GENERALLY FOR FISCAL 1995. The Company's executive officer compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive officer compensation to the Company's success in meeting annual and long-term performance goals. The overall objectives of this strategy are to:

     . support a pay-for-performance policy that differentiates compensation based on corporate, business unit and individual performance;

     . motivate executive officers to implement and achieve strategic business initiatives and reward them for their achievement;

     . provide compensation opportunities that are comparable to those offered by other leading companies in the financial services industry, thus allowing the Company to compete for and retain talented executive officers who are critical to the Company's long-term success; and

     . align the interests of executive officers with the long-term interests of stockholders by paying a significant portion of executive officer compensation with awards under the Company's equity compensation plans.

     The compensation policies and strategic objectives that have been developed for the Company's executive officers also are applied in determining compensation and compensation plans for the Company's other Managing Directors as well as for other officers and employees.

     The total amount of compensation that the Compensation Committee authorizes to be distributed to executive officers, Managing Directors and other employees for Fiscal 1995 is primarily a function of the financial performance of the Company as a whole. In determining the amount of compensation to be paid to executive officers, the Compensation Committee (1) sets the parameters to be used in allocating Total Reward (as defined below) between cash and non-cash components for all executive officers, (2) determines the appropriate Total Reward for each executive officer and (3) allocates the Total Reward for each executive officer between cash and non-cash components based on the previously determined parameters. In determining the size of aggregate annual Total Reward payable to individuals other than the Senior Executives (whose Total Reward is linked to a formula adopted in accordance with Section 162(m) of the Internal Revenue Code, as more fully described below), no single performance factor or formula is used since the Committee believes that rigid application of quantitative performance measures would omit important qualitative considerations and could discourage important long-term strategic decisions. Accordingly, the intent is to have the executive officer compensation for each year vary in light of Company, business unit and individual performance-related factors. The Compensation Committee takes into consideration such factors as absolute levels of, and year-over-year changes in, net revenues, net income, profit before taxes, earnings available to common stockholders, earnings per share, book value per share and return on stockholders' equity. The Compensation Committee also examines the ratios of compensation to net revenue and compensation to pre-compensation profit before taxes. Although the Compensation Committee considers the aforementioned factors, the Compensation Committee does not assign specific weighting to the factors. Instead, the determination of Total Reward is a more subjective process which focuses on the financial performance factors of the Company and business units as well as the performance of individuals.

     The Compensation Committee also compares the financial performance of the Company with the financial performance of the Financial Services Companies (as defined below). For Fiscal 1995, the Compensation Committee recognized that the Company's return on equity and earnings per share were above the estimated mean return on equity and earnings per share for the Financial Services Companies taken as a whole. While the Compensation Committee considers the financial performance and chief executive officer compensation of competitors in its determination of Total Reward, the Compensation Committee does not attempt to set Total Reward in a range established by a comparison of the financial performance and chief executive officer compensation of the Financial Services Companies. For purposes of this Report, the term "Financial Services Companies" refers collectively to the following companies in the financial services industry: Bankers Trust New York Corporation, The Bear Stearns Companies Inc., J.P. Morgan & Co. Incorporated, Merrill Lynch & Co., Inc., Paine Webber Group Inc., Salomon Inc. and The Travelers Inc. The Financial Services Companies are the same companies that constitute the MSCI Domestic Financial Services/Banking Group Index. See "Performance Graph".

     COMPONENTS OF SENIOR EXECUTIVE AND EXECUTIVE OFFICER COMPENSATION. In December 1995, executive officers were awarded Total Reward following a review of the Company's Fiscal 1995 financial performance. The Compensation Committee's policies applicable to each element of Fiscal 1995 compensation for executive officers are discussed below.

     The components of the executive officer compensation program are designed to meet the Company's compensation policies. At present, the executive officer compensation program is composed of two elements that make up the officer's Total Reward: (A) base salary (plus fringe benefits typically offered to executives of major corporations) and (B) incentive compensation which consists of cash incentive compensation (bonus) and non-cash incentive compensation (primarily restricted stock units). As Total Reward increases, an increasing percentage of the total is in the form of the Company's restricted stock units.

     A. Base Salaries. Executive officer base salaries, which are established at the beginning of the year, are a relatively small portion of overall compensation. In determining base salaries individual experience, responsibilities and tenure are taken into account. Base salaries are in the mid-range of base salaries paid by the Financial Services Companies.

     B. Incentive Compensation (Cash and Non-Cash). Executive officer incentive compensation is based primarily on the Company's financial performance for the year but also includes an assessment of individual and business unit performance. The Company has consistently maintained the philosophy that compensation of its executive officers and other key employees should be directly and materially linked to operating performance. To achieve this linkage, executive officer compensation is heavily weighted toward incentive compensation paid on the basis of performance. Historically, in years in which the Company's financial performance has been particularly favorable, its executive officers' incentive compensation has increased, and in less favorable years such compensation has been reduced. For example, compensation for Fiscal 1995 is greater than Fiscal 1994, reflecting the more favorable financial performance of the Company, while Fiscal 1994 incentive compensation was substantially less than Fiscal 1993 compensation, reflecting the less favorable financial performance of the Company.

          (i) SECTION 162(M) AND COMPENSATION POLICIES APPLICABLE TO THE SENIOR EXECUTIVES. The Compensation Committee establishes the Total Reward for the Senior Executives through the application of performance criteria. The performance criteria were adopted in accordance with Section 162(m), which limits the deductibility of compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated officers, as determined pursuant to the rules of the SEC, unless the payments are made under qualifying performance-based plans and upon the attainment of certain performance goals. In April 1995, the Compensation Committee established and approved performance criteria applicable to the Senior Executives that determine the amount of Total Reward payable to each of the Senior Executives. The performance criteria include a formula which links compensation of the Senior Executives to the Company's return on equity versus the Company's cost of equity capital and annual growth in book value per share. The Compensation Committee has certified in accordance with Section 162(m) that the Company's financial results for Fiscal 1995 have satisfied the performance criteria for Fiscal 1995. After an analysis of the considerations set forth above, for Fiscal 1995 the Compensation Committee awarded Total Reward to the Senior Executives that was substantially below the amounts of Total Reward yielded by the application of the compensation formula contained in the performance criteria.

     Compensation payable to the Senior Executives has been paid partly in cash and partly in the form of restricted stock units. The Compensation Committee awarded an average of approximately 20%* of Senior Executives' Total Reward in restricted stock units for Fiscal 1995.

          (ii) RESTRICTED STOCK UNITS. As part of incentive compensation for Fiscal 1995, all Managing Directors, including all Senior Executives, received awards of restricted stock units under the 1988 Equity Incentive Compensation Plan. The value of restricted stock units awarded to each Managing Director was a fixed percentage of Total Reward applied on the same basis to all plan participants. The value of stock-based compensation earned cannot be realized immediately and will be dependent on the market value of the Company's stock well into the future. Thus, the ultimate value of the restricted stock unit awards will depend on the continued success of the Company and will provide a continuing incentive to an executive officer long after the award has been granted.

     The value ascribed to such restricted stock units by the Compensation Committee was based on a 40% discount from the fair market value of the Common Stock in order to compensate for significant restrictions on disposition (by sale or otherwise) of these units. Accordingly, the value ascribed to these units by the Compensation Committee differs from the amounts reported in the Summary Compensation Table under the column headed "Restricted Stock Awards" because those amounts are based on the price of Common Stock on the date of grant. See "Compensation of Executive Officers-Summary of Cash and Certain Other Compensation".

          (iii) OTHER NON-CASH INCENTIVE COMPENSATION. As part of non-cash incentive compensation for each of Fiscal 1993, Fiscal 1994 and Fiscal 1995, certain Managing Directors, including all Senior Executives, also received awards of units under the Capital Accumulation Plan. The value of units awarded to each Managing Director was a fixed percentage of incentive compensation applied on the same basis to all plan participants. The Capital Accumulation Plan provides participation in certain investments that the Company has made directly or indirectly in other entities. Awards under the Capital Accumulation Plan are designed to foster cross-divisional cooperation, reduce the Company's holdings of illiquid investments, and maximize the long-term value of these investments.


     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The amount of Total Reward payable to the Chief Executive Officer was established consistent with the provisions of the performance criteria set in accordance with Section 162(m), as discussed above. In making the determination regarding the amount of Total Reward to be awarded to the Chief Executive Officer for Fiscal 1995, the Compensation Committee took into account the individual and Company performance measures and policies described above. Specifically, the Committee took into account the Chief Executive Officer's role in promoting the long-term strategic growth of the Company, including the Company's focus on cross-


________
* Based on the Compensation Committee's valuation of Total Reward, stock-based compensation and Capital Accumulation Plan units.

divisional cooperation and continuing expansion internationally. It noted that the Company's Fiscal 1995 financial performance was more favorable than performance in Fiscal 1994 and that the Company's return on stockholders' equity increased to 16.2% in Fiscal 1995 from 8.8% in Fiscal 1994. In light of the foregoing, the Committee deemed it appropriate to award the Chief Executive Officer incentive compensation in the form of cash equal to $4,046,000, restricted stock units with a grant value of $1,229,640, which translated into 48,476 restricted stock units, and an award of $141,000 under the Capital Accumulation Plan. The amount of Total Reward paid to the Chief Executive Officer in connection with Fiscal 1995 is approximately 73%** (on an annualized basis) above that awarded to him in Fiscal 1994.

     The base salary for Mr. Fisher will remain at the same annual rate for Fiscal 1996.

                               *   *   *   *   *

     While the Committee intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers for the 1996 and future fiscal years, it also intends to maintain the flexibility to take actions that it considers to be in the best interests of the Company and its stockholders, and which may be based on considerations in addition to tax deductibility. The Committee will review the performance program in effect for the 1996 fiscal year and will determine at a subsequent date whether a similar program, or some other program, will be appropriate for future fiscal years.

                                        The Compensation Committee

                                        Paul J. Rizzo, Chairman
                                        Daniel B. Burke
                                        S. Parker Gilbert
                                        Allen E. Murray



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee is composed of Messrs. Rizzo, Burke, Gilbert and Murray, none of whom is, or during the previous year has been, an officer or employee of the Company. Mr. Gilbert had been a senior executive officer of the Company until his retirement in December 1990. See "Election of Directors".

  During Fiscal 1995, no executive officer of the Company: (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee; (ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee; or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.



_______
** Based on the Compensation Committee's valuation of Total Reward, stock-based compensation and Capital Accumulation Plan units.

                               PERFORMANCE GRAPH

  The line graph which follows charts the yearly percentage change in cumulative stockholder return on an investment in the Company's Common Stock (MS) against each of the Standard & Poor's 500 Index(R) (the "S&P 500(R)") and the MSCI(R)Domestic Financial Services/Banking Group Index (the "MSCI(R) Index"), a peer group index consisting of major financial services companies (1), in each case, assuming an investment of $100 on January 31, 1990 (weighted on the basis of market capitalization) and cumulation and reinvestment of all dividends paid thereafter through November 30, 1995. The line graph is not intended to be indicative of future stock performance.

                               Nov-90  Nov-91  Nov-92  Nov-93  Nov-94  Nov-95
                               ------  ------  ------  ------  ------  ------
Morgan Stanley Group Inc.       $100    $205    $208    $286    $240    $354

S & P 500(R)                    $100    $120    $143    $157    $159    $217

MCSI(R) Domestic Financial      $100    $167    $199    $268    $225    $334
Services/Banking Group Index

------
1. The MSCI(R) Index was constructed by Morgan Stanley Capital International, the Company's global financial information database. The MSCI(R) Index consists of the following companies: Bankers Trust New York Corporation, The Bear Stearns Companies Inc., J.P. Morgan & Co. Incorporated, Merrill Lynch & Co., Inc., Morgan Stanley Group Inc., Paine Webber Group Inc., Salomon Inc., and The Travelers Inc.

            APPROVAL OF THE 1995 EQUITY INCENTIVE COMPENSATION PLAN

     The Board of Directors has unanimously recommended the 1995 Equity Incentive Compensation Plan for approval by stockholders.

          The Morgan Stanley Group Inc. 1995 Equity Incentive Compensation Plan was authorized by the Board of Directors on November 28, 1995 and is subject to approval by the Company's stockholders. A copy of the 1995 Equity Incentive Compensation Plan is attached hereto as Annex A and the following summary is qualified in its entirety by reference thereto.

          Purposes and Eligibility. The purposes of the 1995 Equity Incentive Compensation Plan are to attract, retain and motivate key employees of the Company, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of stock of the Company. The 1995 Equity Incentive Compensation Plan authorizes the issuance of certain awards ("Awards") to Managing Directors, Principals, Vice Presidents, officers, other key employees and consultants of the Company and its subsidiaries; non-employee directors of subsidiaries, and consultants of certain business organizations in which the Company or a subsidiary has an equity or similar interest, as well as former employees or former consultants of the Company, its subsidiaries and such other business organizations are also generally eligible to receive Awards. (Such persons are referred to collectively as "Eligible Individuals".) As of February 7, 1996, the Company estimates that there were approximately 2,600 Eligible Individuals.

          Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated officers as determined pursuant to the rules of the SEC (the "Section 162(m) Officers") unless the payments are made under qualifying performance-based plans and upon the attainment of certain performance goals. The 1995 Equity Incentive Compensation Plan contains special provisions governing compensation paid to Section 162(m) Officers that are intended to ensure that such compensation will be considered performance-based and hence fully deductible. See "Awards to Section 162(m) Officers" below. In order for the requirements of Section 162(m) to be met for compensation paid under the 1995 Equity Incentive Compensation Plan, the plan must be approved by a majority of the votes cast by the stockholders of the Company.

          Shares Available Under the 1995 Equity Incentive Compensation Plan.
An aggregate of 86,000,000 shares of Common Stock, plus the number of shares remaining under the 1988 Equity Incentive Compensation Plan at such time that the Compensation Committee determines that no further awards will be made thereunder (which shall not exceed 5 million), are authorized for issuance under the 1995 Equity Incentive Compensation Plan. Such shares may be either treasury shares or newly issued shares.

          In addition to this overall limit, the 1995 Equity Incentive Compensation Plan contains limits on the number of shares that may be subject to stock options and stock appreciation rights awarded in any single year, see "Awards -- Stock Options" below, and on the amount of annual bonus that may be paid in respect of any fiscal year to any Section 162(m) Officer, see "Awards to
Section 162(m) Officers" below.

          Administration. The Compensation Committee administers the 1995 Equity Incentive Compensation Plan, approves the eligible participants who will receive Awards, determines the form and terms of the Awards and has the power to fix and accelerate vesting periods. Subject to certain limitations, the Compensation Committee may from time to time delegate some or all of its authority to an administrator consisting of one or more members of the Compensation Committee or one or more officers of the Company.

          Awards -- General. The 1995 Equity Incentive Compensation Plan authorizes a broad array of awards based on the Company's Common Stock, including (i) stock awards consisting of one or more shares of

Common Stock granted or offered for sale to Eligible Individuals ("Stock Awards"), (ii) stock units which are settled by the delivery of shares of the Company's Common Stock ("Stock Units"), (iii) stock options ("Stock Options"),
(iv) stock appreciation rights ("SARs"), which may be granted in tandem with or independently of stock options, and (v) other forms of equity-based or equity-related Awards which the Compensation Committee determines to be consistent with the purposes of the 1995 Equity Incentive Compensation Plan and the interests of the Company ("Other Awards"). Such Other Awards may also include cash payments which may be based on one or more criteria determined by the Compensation Committee which are unrelated to the value of the Company's Common Stock.

          Awards under the 1995 Equity Incentive Compensation Plan may, in the discretion of the Compensation Committee, be made in substitution for cash or other compensation payable to an Eligible Individual. The Compensation Committee may establish rules pursuant to which an Eligible Individual may elect to receive one form of Award permitted under the 1995 Equity Incentive Compensation Plan in lieu of any other form of Award, or may elect to receive an Award in lieu of other compensation that otherwise might have been payable to the Eligible Individual. For purposes of determining the number of shares of Common Stock subject to an Award, the Compensation Committee may value the shares at a discount to fair market value to reflect the various restrictions, conditions and limitations set forth in the 1995 Equity Incentive Compensation Plan and the terms of the Award or otherwise applicable to the shares.

          The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Compensation Committee. The Compensation Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any award (including a Stock Award) or (iii) the date on which any Stock Option or SAR first becomes exercisable. The Compensation Committee shall also have full authority to determine the effect, if any, that a participant's termination of employment will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

          The Company may require a participant to pay a sum to the Company as may be necessary to cover any taxes or other charges imposed on the Company with respect to property or income received by a participant pursuant to the 1995 Equity Incentive Compensation Plan. The Company may offer loans to participants to satisfy withholding requirements on such terms as the Compensation Committee may determine.

          No Awards shall be made under the 1995 Equity Incentive Compensation Plan after the tenth anniversary of the date of stockholder approval.

          Awards -- Stock Awards and Stock Units. Recipients of Stock Awards are entitled to exercise voting rights and receive dividends with respect to the shares of Common Stock underlying such Awards upon receipt of such Awards.

          The Company's practice with respect to awards of Stock Units under the 1988 Equity Incentive Compensation Plan has been to contribute to certain grantor trusts a number of shares of Common Stock corresponding to the number of shares subject to Stock Units; pending settlement of Stock Units by the delivery of shares of Common Stock, recipients of Awards of Stock Units have been entitled to exercise voting rights with respect to the corresponding shares held in trust. The Company expects to continue these practices with respect to Stock Units awarded under the 1995 Equity Incentive Compensation Plan. In addition, the Compensation Committee may determine (and has determined with respect to stock units awarded under the 1988 Equity Incentive Compensation
Plan) that recipients of Stock Units will receive amounts equivalent to dividends with respect to the shares underlying such Awards prior to receipt of such shares.

          Voting rights relating to shares of Common Stock delivered in connection with Awards (for example, shares constituting Stock Awards and shares delivered upon exercise of Stock Options or settlement of Stock Units) and shares of Common Stock underlying Stock Units that are held in the grantor trusts referred to above are subject to restrictions which are substantially similar to those contained in the Stockholders' Agreement. See "Stockholders' Agreement". These restrictions do not currently apply, however, to Awards to Vice Presidents.

          Awards -- Stock Options. An award of Stock Options may consist of either nonqualified stock options or incentive stock options within the meaning of Section 422 of the Code. A Stock Option entitles the participant to acquire a specified number of shares of Common Stock at an exercise price determined by the Compensation Committee. The exercise price may be paid in cash or previously owned stock or a combination thereof and, if the terms of the Stock Option so provide, in whole or in part through the withholding of shares of Common Stock subject to the Stock Option with a value equal to the exercise price. In addition, the Compensation Committee has authorized a "cashless exercise" procedure that affords participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of a Stock Option in order to generate sufficient cash to pay the exercise price and/or to satisfy withholding tax obligations related to the Stock Option.
Stock Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code expire no later than ten years from the date of award.

          The maximum number of shares of Common Stock that may be subject to Stock Options or SARs granted to or elected by a participant in the current fiscal year shall equal 3,340,000 Shares, and in each subsequent fiscal year shall equal 110% of such maximum number for the preceding fiscal year; this limit does not apply, however, to Options the granting or vesting of which are subject to certain objective performance criteria. A limitation on the number of Options or SARs that may be awarded to any individual is required under regulations under Section 162(m).

          Awards to Section 162(m) Officers. The 1995 Equity Incentive Compensation Plan contains special provisions applicable to Section 162(m) Officers.

          The 1995 Equity Incentive Compensation Plan provides that, unless the Compensation Committee determines otherwise, all compensation (other than base salary, dividend equivalents and distributions from the Company's deferred compensation plans, capital accumulation or carried interest plans or other compensation plans designated by the Compensation Committee) paid by the Company to Section 162(m) Officers for a given fiscal year shall be paid under the 1995 Equity Incentive Compensation Plan. For each fiscal year of the Company (beginning with the fiscal year that began December 1, 1995 and continuing for each fiscal year ending during the term of the 1995 Equity Incentive Compensation Plan), each Section 162(m) Officer will be eligible to earn an annual bonus amount whose value will be dependent upon the attainment for the applicable fiscal year of specified performance targets related to designated performance goals for such fiscal year selected by the Compensation Committee from among the following performance criteria: (i) predicted economic value per share of Common Stock, (ii) earnings per share, (iii) return on average common equity, (iv) pre-tax income, (v) pre-tax operating income, (vi) net revenue,
(vii) net income, (viii) profits before taxes, (ix) book value per share, (x) stock price and (xi) earnings available to common stockholders.

          No later than 90 days following the commencement of each fiscal year (or by such other time as may be required or permitted by Section 162(m) of the
Code), the Compensation Committee shall, in writing, select the performance goal or goals applicable to the fiscal year, establish the various targets and bonus amounts which may be earned for such year by each Section 162(m) Officer and specify the relationship between performance goals and targets and the bonus amount to be earned by each Section 162(m) Officer for such year. The Compensation Committee may specify that the annual bonus amount for a fiscal year will be earned if the applicable target is achieved for one goal or for any one of a number of goals. The Compensation Committee may provide that the annual bonus amount for a fiscal year will be earned only if a target is
achieved for more than one performance goal.   The Compensation Committee may
also provide that the annual bonus amount to be earned for a given fiscal year will vary based upon different levels of achievement of the applicable performance targets.

          Following the completion of each fiscal year, the Compensation Committee shall certify in writing whether the applicable performance targets have been achieved for such year and the bonus amounts, if any, payable to
Section 162(m) Officers for such fiscal year.   The bonus amounts payable to a
Section 162(m) Officer will be paid annually following the end of the applicable fiscal year after such certification by the Compensation Committee in the form of cash or other permissible Awards with a value equal to the value of the annual bonus amount earned by the Section 162(m) Officer for such fiscal year. In determining the bonus amount earned by a Section 162(m) Officer for a given fiscal year, the Compensation Committee shall have discretion to reduce (but not to increase) the bonus amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the year.

          The 1995 Equity Incentive Compensation Plan sets forth a maximum annual bonus amount that may be earned by any Section 162(m) Officer. For the fiscal year beginning December 1, 1995 such maximum shall equal $25 million and for each subsequent fiscal year shall equal 110% of such maximum amount for the preceding fiscal year. In the event that all or a portion of an annual bonus awarded to a Section 162(m) Officer for a given fiscal year is paid in whole or in part in the form of Awards under the 1995 Equity Incentive Compensation Plan, then for purposes of determining the number of Shares subject to such Award, the Compensation Committee may value the Shares at a discount to fair market value to reflect the various restrictions, conditions and limitations applicable to the Award, but such discount shall not exceed 50% of the fair market value as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Compensation Committee.

          In addition to the foregoing, the Compensation Committee may make Awards to Section 162(m) Officers that vest or become exercisable upon the attainment of performance targets related to one or more performance goals selected by the Compensation Committee from among the goals specified above. The Compensation Committee may also grant Section 162(m) Officers Stock Options or SARs with a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant of the Option or SAR, subject to the overall limit on the number of shares of Common Stock that may be made subject to Stock Options and SARs. See "Awards -- Stock Options" above.

          New Plan Benefits. With the exception of awards to Section 162(m) Officers, Awards under the 1995 Equity Incentive Compensation Plan will be authorized by the Compensation Committee in its sole discretion. For this reason it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future.

          The Company from time to time grants stock units and stock options to certain newly-hired employees. Any such awards under the 1995 Equity Incentive Compensation Plan will be subject to stockholder approval of the 1995 Equity Incentive Compensation Plan.

          Awards under the 1995 Equity Incentive Compensation Plan to Section 162(m) Officers will be determined under the special provisions described above under "Awards to Section 162(m) Officers." Because the performance targets to be applicable in any fiscal year will be determined by the Compensation Committee at the beginning at that fiscal year, and the amount, if any, payable to any
Section 162(m) Officer will depend upon the extent to which such performance targets are satisfied, it is not possible to determine the benefits or amounts that will be received by any particular Section 162(m) Officer for the current fiscal year or any fiscal year in the future. However, for Fiscal Year 1995 the Compensation Committee employed a methodology for determining the compensation of the Company's Section 162(m) Officers that was substantially similar to that which is expected to be used for the current fiscal year. The amount of cash bonus and awards under the 1988 Equity Incentive Compensation Plan to each of the Company's Section 162(m) Officers is reported in the Summary Compensation Table above; an explanation of the basis on which such compensation was paid is set forth in the "Compensation Committee Report on Executive Officer Compensation" above.

Federal Income Tax Consequences

          Nonqualified Stock Options. The grant of a nonqualified stock option will not result in the recognition of taxable income by the participant or in a deduction to the Company. Upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and a tax deduction is allowable equal to the amount of such income (subject to the satisfaction of certain conditions in the case of Stock Options exercised by Section 162(m) Officers). Gain or loss upon a subsequent sale of any Common Stock received upon the exercise of a nonqualified stock option generally would be taxed as capital gain or loss

(long-term or short-term, depending upon the holding period of the stock sold). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

          Incentive Stock Options. Upon the grant or exercise of an incentive stock option within the meaning of Section 422 of the Code, no income will be realized by the participant for federal income tax purposes and the Company will not be entitled to any deduction. However, the excess of the fair market value of the Common Stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares of Common Stock are not disposed of within the one-year period beginning on the date of the transfer of such shares to the participant, nor within the two-year period beginning on the date of grant of the Stock Option, any profit realized by the participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If the shares of Common Stock are disposed of within the one-year period from the date of transfer of such shares to the participant or within the two-year period from the date of grant of the Stock Option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income of the participant at the time of disposition, and a corresponding deduction will be allowable. Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant. If a Stock Option intended to qualify as an incentive stock option is exercised by a person who was not continually employed by the Company or certain of its affiliates from the date of grant of such Stock Option to a date not more than three months prior to such exercise (or one year if such person is disabled), then such Stock Option will not qualify as an incentive stock option and will instead be taxed as a nonqualified stock option, as described above.

          Stock Awards. A participant who is awarded a Stock Award will not be taxed at the time of award unless the participant makes special election with the Internal Revenue Service pursuant to Section 83(b) of the Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the Common Stock comprising the Stock Award, the participant will be taxed at ordinary income tax rates on the then fair market value of the Common Stock and a corresponding deduction will be allowable (subject to the satisfaction of certain conditions in the case of Stock Options exercised by
Section 162(m) Officers). In such case, the participant's basis in the Common Stock will be equal to the ordinary income so recognized. Upon subsequent disposition of such Common Stock, the participant will realize long-term or short-term capital gain or loss.

          Pursuant to Section 83(b) of the Code, the participant may elect within 30 days of receipt of the Stock Award to be taxed at ordinary income tax rates on the fair market value of the Common Stock comprising such Stock Award at the time of award (determined without regard to any restrictions which may lapse). In that case, the participant will acquire a basis in such Common Stock equal to the ordinary income recognized by the participant at the time of award. No tax will be payable upon lapse or release of the restrictions or at the time the Common Stock first becomes transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of Common Stock with respect to which a participant previously made a
Section 83(b) election, the participant will not be entitled to a loss deduction.

          Stock Units. A participant who receives Stock Units will be taxed at ordinary income tax rates on the then fair market value of the shares of Common Stock distributed at the time of settlement of such Stock Unit and a corresponding deduction will be allowable to the Company at that time (subject to the satisfaction of certain conditions in the case of Stock Options exercised by Section 162(m) Officers). The participant's basis in the shares of Common Stock will be equal to the amount taxed as ordinary income, and on subsequent disposition the participant will realize long-term or short-term capital gain or loss.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1995 EQUITY INCENTIVE COMPENSATION PLAN.


                 AMENDMENT TO THE RESTATED CERTIFICATE RELATING
               TO THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has unanimously recommended the Authorized Common Stock Amendment for approval by the stockholders. Such approval would amend
Article IV, Section 1 of the Restated Certificate, which relates to the Company's authorized Common Stock.

     The Company currently has authorized 300,000,000 shares of
Common Stock, of which   [       ] shares (excluding treasury shares) are
outstanding as of the close of business on February 7, 1996. Since the Company's initial public offering there have been a three-for-two stock split and two two-for-one stock splits, each effected in the form of stock dividends paid on the
Common Stock. As a result of the most recent stock split, only [             ]
of the 300,000,000 shares authorized in the Restated Charter remain available for issuance. The Authorized Common Stock Amendment would increase the number of authorized shares of Common Stock to 600,000,000. The Board of Directors believes the Authorized Common Stock Amendment is advisable in order to maintain the Company's financing and capital-raising flexibility as well as to permit additional stock splits in the future.

     The full text of the applicable portions of Article IV, Section 1 of the Restated Certificate, as it would be amended by the Authorized Common Stock Amendment, is set forth as Annex B to this Proxy Statement. The changes to the applicable portions of Article IV, Section 1 of the Restated Certificate that would result from the Authorized Common Stock Amendment are marked on such Annex.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AUTHORIZED COMMON STOCK AMENDMENT.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, based on the recommendation of the Audit Committee, has voted to continue to retain Ernst & Young LLP to serve as independent auditors for the 1996 fiscal year and is submitting its selection of such firm to the stockholders for ratification. If the selection is not ratified, the Board of Directors will reconsider its selection. Ernst & Young LLP will have a representative at the meeting who will be available to answer appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
             APPROVAL OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

     The Company will not consider any stockholder proposal for inclusion in the 1997 Annual Meeting of Stockholders' proxy materials unless received by the Company no later than October 29, 1996.

                                 OTHER MATTERS

     At the date of this Proxy Statement, management has no knowledge of any proposal other than that described herein that will be presented for consideration at the meeting. In the event any other proposal is presented at the meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such proposal.



February 26, 1996

                                    ANNEX A



                           MORGAN STANLEY GROUP INC.

                    1995 EQUITY INCENTIVE COMPENSATION PLAN



          1. PURPOSE. The purposes of the Morgan Stanley Group Inc. 1995 Equity Incentive Compensation Plan are to attract, retain and motivate key employees of the Company, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of Stock of the Company.

          2. DEFINITIONS. As used in the Plan, the following capitalized words shall have the meanings indicated below:

          "Administrator" means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 5(b).
          "Award" means an award made pursuant to the terms of the Plan.
          "Award Agreement" means a written agreement between Morgan Stanley or one of its Subsidiaries which is approved in accordance with Section 12(d), which is executed by the Participant and by an officer on behalf of Morgan Stanley or such Subsidiary and which sets forth the terms and conditions of the Award to the Participant.
          "Award Certificate" means a written certificate issued by Morgan Stanley or one of its Subsidiaries which is approved in accordance with
     Section 12(d), which is executed by an officer on behalf of Morgan Stanley or such Subsidiary and which sets forth the terms and conditions of an Award.
          "Board" means the Board of Directors of Morgan Stanley.
          "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.
          "Committee" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan. The Committee shall consist of at least two individuals and shall serve at the pleasure of the Board.
          "Company" means Morgan Stanley and all of its Subsidiaries.
          "Date of the Award" means the effective date of an Award (whether a mandatory Award or an elected Award pursuant to Section 12(a)) as specified by the Committee and set forth in the applicable Award Agreement or Award Certificate.
          "Eligible Individuals" means the individuals described in Section 6 who are eligible for Awards under the Plan.
          "Employee Trust" means any trust established by the Company in connection with an employee benefit plan (including the Plan or the 1988
     EICP) under which current and former employees of the Company constitute the principal beneficiaries.
          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.
          "Fair Market Value" means, with respect to a share of Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.
          "Morgan Stanley" means Morgan Stanley Group Inc.
          "1988 EICP" means the Morgan Stanley Group Inc. 1988 Equity Incentive Compensation Plan, as amended.
          "Option" means an option to purchase Stock, the terms of which are described in Section 9.
          "Option Award" means an Award of Options, pursuant to Section 9. An Option Award may consist of Options, the receipt of which was elected pursuant to Section 12(a).

          "Other Award" means any other form of award authorized under Section 11 of the Plan. An Other Award may consist of Awards, the receipt of which was elected pursuant to Section 12(a).
          "Participant" means an individual to whom an Award has been made. "Plan" means the Morgan Stanley Group Inc. 1995 Equity Incentive
     Compensation Plan, as the same may be amended from time to time in accordance with Section 16(f) below.
          "SAR" means a stock appreciation right, as described in Section 10.
          "SAR Award" means an Award of SARs pursuant to Section 10.   A SAR
     Award may be freestanding or granted in tandem with another type of Award. A SAR Award may consist of SARs, the receipt of which was elected pursuant to Section 12(a).
          "Section 162(m) Participant" means, for a given fiscal year of Morgan Stanley, any Participant designated by the Compensation Committee by not later than 90 days following the start of such year as a Participant (or such other time as may be required or permitted by Section 162(m) of the
     Code) whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.
          "Shares" means the shares of Stock underlying, constituting, subject to, or corresponding to an Award.
          "Stock" means the common stock, par value $1.00 per share, of Morgan Stanley.
          "Stock Award" means an Award of Shares pursuant to Section 7. A Stock Award may consist of Stock, the receipt of which was elected pursuant to
     Section 12(a).
          "Stock Unit" means a restricted stock unit, as described in Section 8. "Stock Unit Award" means an Award of Stock Units, pursuant to Section
     8. A Stock Unit Award may consist of Stock Units, the receipt of which was elected pursuant to Section 12(a).
          "Subsidiary" means (i) a corporation or other entity with respect to which Morgan Stanley, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which Morgan Stanley, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.
          "Substitute Awards" means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or with which the Company combines.
          "Term of the Plan" means the period beginning on the date that the Plan is adopted by the Board and ending on the date that the Plan terminates in accordance with Section 3 or 16(f) below.

          3. EFFECTIVE DATE AND TERM. The Plan shall become effective upon its adoption by the Board subject to its approval by the stockholders of Morgan Stanley. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board, the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect. In no event shall any Awards be made under the Plan after the tenth anniversary of the date of stockholder approval; provided, however, that no incentive stock option, within the meaning of Section 422 of the Code, may be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board.

          4.   STOCK SUBJECT TO PLAN.
               ---------------------

          (a) [                       ] shares of Stock/1/ (whether issued or
unissued) shall be authorized for issuance under the Plan (the "Section 4
Limit").

          (b) The number and kind of shares authorized for issuance hereunder, including the maximum number of Shares subject to Options or SARs as provided in
Section 4(d) below, may be equitably


/1/ Such number shall equal 86,000,000 plus the number of Shares that remain available under the Morgan Stanley Group Inc. 1988 Equity Incentive Compensation Plan at such time as the Compensation Committee determines that no further award shall be made under such Plan, which number shall not exceed 5 million shares.

adjusted in the discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Stock in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. In the event of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject. No fractional shares of Stock shall be reserved or authorized by any such adjustment.

          (c) In calculating the number of shares of Stock remaining for issuance under the Plan, the following rules shall apply:

          1. The Section 4 Limit shall be reduced by the number of Shares subject to outstanding Awards and, for Awards which are not denominated in Shares, by the number of Shares delivered upon payment or settlement of the Award.

          2. The Section 4 Limit shall be increased by the number of shares of Stock tendered to pay the exercise price of any Option, SAR or Other Award and by the number of Shares withheld from any Award to satisfy a Participant's tax withholding obligation or, if applicable, withheld to pay the exercise price of an Option, SAR or Other Award.

          3. The Section 4 Limit shall be increased by the number of Shares subject to an Award (or portion thereof) granted hereunder that is forfeited, is settled through the issuance of consideration other than Shares or otherwise terminates without the issuance of
               such Shares.   With respect to SAR Awards that are settled in
               whole or in part in Stock, this Section 4(c)(3) shall be applied by increasing the Section 4 Limit by the excess, if any, of the number of Shares subject to the SAR Award over the number of Shares delivered to the Participant upon exercise of such Award.

          4. Any Shares underlying Substitute Awards shall not be counted against the Section 4 Limit and shall not be subject to Section 4(d), except in the case of Shares with respect to which Substitute Awards are granted to officers or directors of the Company subject to the reporting obligations of Section 16(a) of the Exchange Act.

In no event may the operation of the foregoing result in the issuance under the Plan of a number of Shares in excess of the Section 4 Limit.

          (d) The maximum number of Shares that may be subject to Options or SARs granted to or elected by a Participant (i) in the fiscal year in which the Plan is approved by the stockholders of Morgan Stanley shall equal 3,340,000 Shares, and (ii) in each subsequent fiscal year shall equal 110% of such maximum number for the preceding fiscal year; provided, however, that the limitation imposed by this Section 4(d) shall not include Options or SARs granted to a
Section 162(m) Participant in accordance with Section 14(b) or 14(c) below.

          5.   ADMINISTRATION.

          (a) The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from among the Eligible Individuals, (ii) to make Awards in accordance with the Plan, (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment, exercisability, and the effect, if any, of a Participant's termination of employment with the Company or a change in control of the Company on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award, (v) to determine whether the terms and conditions of each Award will be set forth in an Award Agreement or Award Certificate and to specify and approve the provisions of the Award Agreements and Award Certificates delivered to Participants in connection with their Awards, (vi) to construe and interpret any Award Agreement or Award Certificate delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions and (ix) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

          (b) The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to Eligible Individuals (A) who are subject on the Date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) who are Section 162(m) Participants or (C) who are officers of Morgan Stanley who are delegated authority by the Committee hereunder, or (ii) under Sections 5(c), 14 and 16(f) of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 5(b) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

          (c) The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

          (d) All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested
herein.   In the event of any disagreement between the Committee and the
Administrator, the Committee's determination on such matter shall be final and binding on all interested persons, including the Administrator.

          (e) No member of the Committee or the Administrator shall be liable for anything whatsoever in connection with the administration of the Plan except such person's own willful misconduct. Under no circumstances shall any member of the Committee or the Administrator be liable for any act or omission of any other member of the Committee or the Administrator. In the performance of its functions with respect to the Plan, the Committee and the Administrator shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee or the Administrator deems necessary, and no member of the Committee or the Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

          6. ELIGIBILITY. Eligible Individuals shall include all Managing Directors, Principals, Vice Presidents, officers, other key employees and consultants of the Company, non-employee directors of Subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which Morgan Stanley or a Subsidiary has an equity or similar interest, other than those individuals who may be designated by the Committee from time to time as ineligible for such period of time as the Committee shall determine. In accordance with rules specified by the Committee, Eligible Individuals may include former employees or former consultants of the Company and such joint ventures, partnerships or similar business organizations.
Members of the Committee will not be eligible to participate in the Plan. An individual's status as an Administrator will not affect his or her eligibility to participate in the Plan.

          7. STOCK AWARDS. Stock Awards shall consist of one or more Shares of Stock granted or offered for sale to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or Award Certificate. The Shares subject to a Stock Award may, among other things, be subject to vesting requirements or restrictions on transferability.

          8.   STOCK UNIT AWARDS.

          Stock Unit Awards shall consist of a grant of one or more Stock Units, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or
Award Certificate.   Each Stock Unit awarded to a Participant shall correspond
to one Share.   Upon satisfaction of the conditions to vesting and payment specified in the applicable Award Agreement or Award Certificate, a Stock Unit will be payable, at the discretion of the Committee, in Stock or in cash equal to Fair Market Value on the payment date of one Share.

          9.   OPTION AWARDS.

          (a) An Option Award shall consist of the grant of an Option to purchase such number of Shares of Stock as determined by the Committee, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or
Award Certificate.   Upon satisfaction of the conditions to exercisability
specified in the applicable Award Agreement or Award Certificate, a Participant shall be entitled to exercise the Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 9(b) below, the number of Shares in respect of which the Option shall have been exercised. Such Options may be either nonqualified stock options or incentive stock options within the meaning of Section 422 of the Code.

          (b) Subject to the provisions of the applicable Award Agreement or Award Certificate, the exercise price of the Option may be paid in cash or previously owned shares of Stock or a combination thereof and, if the applicable Award Agreement or Award Certificate so provides, in whole or in part through the withholding of Shares subject to the Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, the Option may also be exercised through a "cashless exercise" procedure approved by the Committee that affords Participants the opportunity to sell immediately some or all of the Shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option exercise price and/or to satisfy withholding tax obligations related to the Option.

          (c) Options which are intended to qualify as incentive stock options under Section 422 of the Code shall expire no later than the tenth anniversary of the date of the grant thereof.

          10.  SAR AWARDS.

          An SAR Award shall consist of the grant of one or more SARs, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement or
Award Certificate.   Upon satisfaction of the conditions to the payment
specified in the applicable Award Agreement or Award Certificate, each SAR shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a Share on the date of exercise over the SAR exercise price specified in the applicable Award Agreement or Award Certificate. At the discretion of the Committee, payments to a Participant upon exercise of an SAR may be made in Shares, cash or a combination thereof.

          11. OTHER AWARDS. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Stock, for the acquisition or future acquisition of Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

          12.  AWARDS IN GENERAL.

          (a) Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation payable
to an Eligible Individual.   In accordance with rules and procedures established
by the Committee, an Eligible Individual may elect to receive one form of Award permitted under the Plan in lieu of any other form of Award, or may elect to receive an Award under the Plan in lieu of all or part of any compensation which otherwise might have been paid to such Eligible Individual; provided, however, that any such election shall not require the Committee to make any Award to such Eligible Individual. Any such substitute or elective Awards shall have terms and conditions consistent with the provisions of the Plan applicable to such Award. At the discretion of the Committee, Stock Units may at any time be substituted for the portion of a Stock Award that has not vested in accordance with the provisions of the applicable Award Agreement or Award Certificate.
The substitution contemplated by the previous sentence may be made at any time prior to the applicable vesting date of the Stock Award.

          (b) For purposes of determining the number of Shares subject to an Award, the Committee may value the Shares at a discount to Fair Market Value to reflect the various restrictions, conditions and limitations set forth in the Plan and the applicable Award Agreement or Award Certificate or otherwise applicable to the Shares.

          (c) With respect to any dividend or distribution on the Shares corresponding to an Award, the Committee may in its discretion authorize current or deferred payments (payable in cash or Stock or a combination thereof) or appropriate adjustments to the outstanding Award to reflect such dividend or distribution.

          (d) In accordance with the procedures specified by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the
Participant.   In connection with such deferral, the Committee may provide that
Awards so deferred may be credited with a notional return during the period of deferral based upon the corresponding return on one or more investments designated by the Committee or elected by the Participant in accordance with the
procedures established by the Committee for this purpose.   The Committee shall
have the right at any time to accelerate the payment or settlement of any Award granted under the Plan, including, without limitation, any Award subject to a prior deferral election.

          (e) The terms and provisions of an Award shall be set forth in a written Award Agreement or Award Certificate approved by the Committee and delivered or made available to the Participant as soon as practicable following the Date of the Award.

          (f) The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement or
Award Certificate.   Notwithstanding the foregoing, the Committee may accelerate
(i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award (including a Stock Award) or (iii) the date on which any Option or SAR first becomes exercisable. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement or Award Certificate the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

          13.  CERTAIN RESTRICTIONS.

          (a) Except as otherwise provided by the terms of any applicable Employee Trust, prior to the exercise of any Option or SAR Award or payment of Stock pursuant to any Stock Unit Award or Other Award, the Participant shall not have any rights as a stockholder with respect to any Shares of Stock subject to such Option or SAR or corresponding to such Stock Unit or Other Award. Subject to the terms of any applicable Employee Trust, each Participant shall be the beneficial owner of any Shares actually issued by the Company in connection with an Award. Unless otherwise determined by the Committee, certificates representing the Participant's Shares shall be issued in the name of a nominee holder to be designated by the Committee. Except for the risk of forfeiture and the restrictions on transfer which may apply to certain Shares (including restrictions relating to any dividends or other rights), the Participant shall be entitled to all rights of ownership, including, without limitation, the right
(i) to vote such Shares, subject for as long as the Participant is employed by the Company, except where the constraints of local law dictate otherwise, to the preliminary voting procedures set forth in the voting agreement, if any, set forth in the Award Agreement or Award Certificate and (ii) to receive cash or stock dividends thereon.

          (b) Unless the Committee determines otherwise, no Award granted under the Plan shall be transferable other than by will or by the laws of descent and distribution; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided, further, that the restrictions in this sentence shall not apply to the Shares received in connection with an Award after the date that the restrictions on transferability of such Shares set forth in the applicable Award Agreement or Award Certificate have lapsed. During the lifetime of the Participant, an Option, SAR or similar-type Other Award shall be exercisable only by him or by the family member or trust to whom such Option, SAR or Other Award has been transferred in accordance with the previous sentence.

          14.  PROVISIONS APPLICABLE TO SECTION 162(M) PARTICIPANTS.

          (a) Anything in the Plan to the contrary notwithstanding, unless the Committee determines otherwise, all compensation (other than base salary, dividend equivalents and distributions from the Company's deferred compensation plans, capital accumulation or carried interest plans or other compensation plans designated by the Committee) paid by the Company to Section 162(m) Participants for a given fiscal year shall be paid under the Plan and subject to the terms and provisions of this Section 14.

          (b) (i) Commencing with the fiscal year of Morgan Stanley beginning December 1, 1995 and for each other fiscal year of Morgan Stanley ending during the Term of the Plan, unless the Compensation Committee determines otherwise, each Section 162(m) Participant will be eligible to earn under the Plan an annual bonus amount whose value will be dependent upon the attainment for the applicable fiscal year of specified performance targets related to designated performance goals for such fiscal year selected by the Committee from among the
performance goals specified in Section 14(d) below.   No later than 90 days
following the commencement of each fiscal year (or by such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (A) designate each Section 162(m) Participant, (B) select the performance goal or goals applicable to the fiscal year, (C) establish the various targets and bonus amounts which may be earned for such year by each
Section 162(m) Participant and (D) specify the relationship between performance goals and targets and the bonus amount to be earned by each Section 162(m) Participant for such year.

          (ii) The Committee may specify that the annual bonus amount for a fiscal year will be earned if the applicable target is achieved for one goal or for any one of a number of goals. The Committee may also provide that the annual bonus amount for a fiscal year will be earned only if a target is
achieved for more than one performance goal.   The Committee may also provide
that the annual bonus amount to be earned for a given fiscal year will vary based upon different levels of achievement of the applicable performance targets.

          (iii) Following the completion of each fiscal year, the Committee shall certify in writing whether the applicable performance targets have been achieved for such year and the bonus amounts, if any, payable to Section 162(m)
Participants for such fiscal year.   The bonus amounts payable to a Section
162(m) Participant will be paid annually following the end of the applicable fiscal year after such certification by the Committee in the form of cash or other permissible Awards with a value as of the Date of the Award, determined in accordance with Section 12(b), equal to the value of the annual bonus amount earned by the Section 162(m) Participant for such fiscal year. In determining the bonus amount earned by a Section 162(m) Participant for a given fiscal year, the Committee shall have the right to reduce (but not to increase) the bonus amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the year.

          (iv) Anything in this Section 14(b) to the contrary notwithstanding, the maximum annual bonus amount that may be earned by a Section 162(m) Participant for (A) the fiscal year in which the Plan is approved by the stockholders of Morgan Stanley shall equal $25 million and (B) each subsequent fiscal year shall equal 110% of such maximum amount for the preceding fiscal year. In the event that all or a portion of an annual bonus awarded to a
Section 162(m) Participant for a given fiscal year is paid in whole or in part in the form of Awards under the Plan, then for purposes of determining the number of Shares subject to such Award, the Committee may value the Shares at a discount to Fair Market Value to reflect the various restrictions, conditions and limitations set forth in the Plan and the applicable Award Agreement or Award Certificate or otherwise applicable to the Shares, but such discount shall not exceed 50% of the Fair Market Value as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

          (c) In addition to any other compensation payable under Section 14(b) above, the Committee may grant Awards to a Participant that vest or become exercisable upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified in
Section 14(d) below.   Subject to Section 4(d) above, the Committee may also
grant Section 162(m) Participants Options or SARs with a per share exercise price equal to the Fair Market Value of a share of Stock on the date of grant of the Option or SAR.

          (d) For purposes of this Section 14, performance goals shall be
limited to one or more of the following:   (i) predicted economic value per
share of Stock, (ii) earnings per share, (iii) return on average common equity,
(iv) pre-tax income, (v) pre-tax operating income, (vi) net revenue, (vii) net income, (viii) profits before taxes, (ix) book value per share, (x) stock price and (xi) earnings available to common stockholders.

          (e) Without further action by the Board, the provisions of this
Section 14 shall cease to apply on the effective date of the repeal of Section 162(m) of the Code (and any successor provision thereto).

          15. INVESTMENT REPRESENTATION. Each Award shall be conditioned on the Participant making any representations required in the applicable Award Agreement or Award Certificate. Each Award shall also be conditioned upon the making of any filings and the receipt of any consents or authorizations required to comply with, or required to be obtained under, applicable local law.

          16.  MISCELLANEOUS PROVISIONS.

          (a) As a condition to the making of any Award, the vesting or payment of any Award or the lapse of the restrictions pertaining thereto (including those related to the exercise of an Option or SAR), the Company may require the Participant to pay such sum to the Company as may be necessary to discharge the Company's obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by a Participant pursuant to the Plan. In accordance with rules and procedures established by the Committee and, in the discretion of the Committee, such payment may be in the form of cash or other property. In accordance with rules and procedures established by the Committee, in satisfaction of such taxes, assessments or other governmental charges the Company may, in the discretion of the Committee, make available for delivery a lesser number of Shares in payment or settlement of an Award or permit a Participant to tender previously owned Shares to satisfy such withholding obligation. At the discretion of the Committee, the Company may deduct or withhold from any payment or distribution to a Participant whether or not pursuant to the Plan. In accordance with rules and procedures established by the Committee, the Company may offer loans to Participants to satisfy withholding requirements on such terms as the Committee may determine, which terms may in the discretion of the Committee be non-interest bearing.

          (b) The Plan shall not give rise to any right on the part of any Participant to continue in the employ of the Company.

          (c) All expenses and costs in connection with the administration of the Plan or issuance of Shares, Options, SARs, Stock Units or Other Awards hereunder shall be borne by the Company.

          (d) The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

          (e) The Plan and all rights hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware.

          (f) The Board or Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that such modification, amendment, suspension or termination shall not, without a Participant's consent, affect adversely the rights of such Participant with respect to any Award previously made. No amendment to the Plan may render any member of the Committee eligible to receive an Award at any time while such member is serving on the Committee.

                                    ANNEX B


     Article IV, Section 1 of the Restated Certificate shall be amended in its entirety to read as follows:

     SECTION 1. Shares and Classes Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 330,000,000* 630,000,000** shares, which shall include:
   -----------

     (a) 30,000,000 shares of preferred stock of no par value each (hereinafter referred to as "Preferred Stock"); and

     (b)  300,000,000 600,000,000 shares of common stock of the par value of
          -----------
     $1.00 each (hereinafter referred to as "Common Stock");

such classes of Preferred Stock and Common Stock being sometimes hereinafter collectively referred to as "capital stock".



__________

* Underscored language appears in the Restated Certificate as currently in effect and will be deleted if the Authorized Common Stock Amendment is adopted at the Annual Meeting.

** Language in bold type will be included in the Restated Certificate if the Authorized Common Stock Amendment is adopted at the Annual Meeting.

                           MORGAN STANLEY GROUP INC.
                                 1585 BROADWAY
                           NEW YORK, NEW YORK 10036



                                                            February 26, 1996


Dear Employee Stockholder:

          As an employee of one of the subsidiaries of Morgan Stanley Group Inc. (the "Company") and a party to the Stockholders' Agreement dated as of February 14, 1986 among the Company and the persons listed on Appendix A thereto, as amended, and/or similar agreements entered into pursuant to the grant of stock awards, stock unit awards or stock option awards under the Company's 1988 Equity Incentive Compensation Plan, 1986 Stock Option Plan and/or Performance Unit Plan, you are entitled to participate in a Preliminary Vote of certain of the Company's employee stockholders concerning the matters to be voted on at the Company's 1996 Annual Meeting of Stockholders. The Preliminary Vote will be taken by written consent dated as of Wednesday, March 20, 1996. A proxy/voting directive card is enclosed to enable you to participate in the Preliminary Vote.

          Employees of the Company who are entitled to vote shares of the Company's Common Stock that are subject to the Preliminary Vote are required to grant irrevocable proxies voting their shares of Common Stock subject to the agreements in accordance with the vote of the majority of the shares voting in the Preliminary Vote on all matters submitted to the Preliminary Vote and granting to Jonathan M. Clark or Philip N. Duff authority to vote the shares of Common Stock in such person's discretion on any other matter properly coming before the Annual Meeting. It is therefore essential that you vote your shares of Common Stock subject to the Preliminary Vote. After reading the enclosed Proxy Statement, kindly complete, sign and promptly return the proxy/voting directive card on or before March 20, 1996 in the enclosed envelope. The same card serves as a directive to State Street Bank and Trust Company, as Trustee (the "Trustee") of the Morgan Stanley Group Inc. "Rabbi" trust (the "Trust"), instructing the Trustee how to vote the shares of Common Stock held on your behalf in the Trust in the Preliminary Vote. The Trustee will vote the shares at the Annual Meeting in accordance with the results of the Preliminary Vote. The number of shares subject to the directive to the Trustee corresponds to the number of stock units you received as part of compensation.

          Once the Preliminary Vote has been completed, pursuant to the enclosed proxy/voting directive card we will have your shares of Common Stock that are subject to the voting restrictions voted at the Annual Meeting in accordance with the results. Shares of Common Stock not subject to the Preliminary Vote that are held by you on March 20, 1996 may be voted in your sole discretion, following the procedures set forth in the following paragraph.

          With respect to the shares of Morgan Stanley Group Inc. and Subsidiaries Employee Stock Ownership Plan Convertible Preferred Stock ("ESOP Stock") allocated to you, if any, or any shares of Common Stock owned by you that are not subject to the Preliminary Vote, you should have already received a separate mailing that includes a proxy/voting instruction card whereby you are able to (i) direct Northern Trust Company, as Trustee of the ESOP, how to vote shares of ESOP Stock at the Annual Meeting and (ii) vote the shares of Common Stock that are not subject to the Preliminary Vote that are held by you. In the separate mailing you will also find a letter to stockholders, a notice setting forth the business expected to come before the Annual Meeting, the Proxy Statement and a copy of the Company's 1995 Annual Report. Please refer to the Proxy Statement for a description of the matters to be voted on in the Preliminary Vote and at the Annual Meeting. If you have not received the separate mailing, please contact Susan Krause in the Legal and Compliance Department at (212) 761-4670.

          You are welcome to attend the Annual Meeting, which will be held on Wednesday, April 3, 1996 at 9:30 A.M. at 1585 Broadway, 41st Floor, New York, New York. You may also vote your shares of Common Stock that are not subject to the Preliminary Vote in person at the Annual Meeting.


                                                Very truly yours,



                                                Richard B. Fisher
                                                Chairman of the Board of
                                                Directors



                                                John J. Mack
                                                President

                P R O X Y   V O T I N G   I N S T R U C T I O N
--------------------------------------------------------------------------------

                         MORGAN STANLEY GROUP INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 3, 1996

The undersigned hereby appoints Jonathan M. Clark and Philip N. Duff, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote the number of shares of common stock of the Company held by the undersigned which shares the undersigned has power to vote at the Annual Meeting of Stockholders to be held on April 3, 1996 at 1585 Broadway, New York, New York, and at any adjournments thereof, in accordance with the instructions set forth in this Proxy and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

With respect to shares of Common Stock of the Company allocated to my stock account pursuant to the Morgan Stanley Group Inc. 1988 Equity Incentive Compensation Plan (the "EICP Stock"), I, the undersigned, direct State Street Bank and Trust Company, as trustee under the Trust Agreement dated as of April 1, 1994 (a) to vote such shares of EICP Stock at the Annual Meeting and any adjournments thereof in accordance with the directions set forth on the reverse side and (b) to grant a proxy to Jonathan M. Clark or Philip N. Duff, giving them discretion to vote such shares of EICP Stock in connection with such other business as may come before the meeting. I understand that the trustee will not vote any allocated shares of EICP Stock for which no instruction is received.

With respect to the shares of preferred stock ("ESOP Stock") of the Company allocated to my stock account pursuant to the Morgan Stanley Group Inc. and Subsidiaries Employee Stock Ownership Plan (the "ESOP Plan") and a proportion of shares of allocated ESOP Stock held in the trust which have not been allocated to participants in the ESOP Plan, I, the undersigned, direct Northern Trust Company, as trustee, (a) to vote such allocated shares of ESOP Stock at the Annual Meeting and any adjournments thereof in accordance with the directions set forth on the reverse side, (b) to vote such unallocated shares of ESOP Stock in accordance with the provisions of the ESOP Plan, and (c) to grant a proxy to Jonathan M. Clark or Philip N. Duff, giving them discretion to vote such shares of ESOP Stock in connection with such other business as may come before the meeting. I understand that the trustee will not vote any allocated shares of ESOP Stock for which no instruction is received.

    PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES

0306

---
 X  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE:
---

THIS PROXY/VOTING INSTRUCTION WILL BE VOTED AS DIRECTED. IF THIS PROXY/VOTING INSTRUCTION IS SIGNED AND RETURNED BUT NO DIRECTION IS MADE IT WILL BE VOTED "FOR" ALL ITEMS SET FORTH BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4.


                   FOR  WITHHELD

1.  ELECTION OF   -----  ------   NOMINEES: RICHARD B. FISHER, JOHN J. MACK,
    DIRECTORS                     BARTON M. BIGGS, PETER F. KARCHES, SIR DAVID
                  -----  ------   A. WALKER, ROBERT P. BAUMAN, DANIEL B. BURKE,
                                  S. PARKER GILBERT, ALLEN E. MURRAY AND PAUL
                                  J. RIZZO.

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S)


-------------------------------------

                                                       FOR   AGAINST  ABSTAIN

                                                      ------  -----    -----

2. APPROVAL OF THE 1995 EQUITY INCENTIVE COMPEN-
   SATION PLAN                                        ------  -----    -----

3. APPROVAL OF AN AMENDMENT TO THE RESTATED           ------  -----    -----
   CERTIFICATE OF INCORPORATION INCREASING TO
   600,000,000 THE TOTAL NUMBER OF SHARES OF
   COMMON STOCK AUTHORIZED FOR ISSUANCE               ------  -----    -----

4. APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP
   AS INDEPENDENT AUDITORS.                           ------  -----    -----


SIGNATURE(S) _________________________________________    DATED:______________
PLEASE SIGN EXACTLY AS NAME(S) APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS OR ATTORNEYS SHOULD SO INDICATE WHEN SIGNING. IF SIGNING FOR A CORPORATION, PLEASE INDICATE YOUR TITLE.

                  P R O X Y   V O T I N G   D I R E C T I V E
--------------------------------------------------------------------------------

                           MORGAN STANLEY GROUP INC

 THIS PROXY/VOTING DIRECTIVE IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                AND RELATES TO
               THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 3, 1996

   For purposes of a preliminary vote and in accordance with and pursuant to (i)
Article IV, Section 4.1 of the Stockholders' Agreement dated as of February 14, 1986, as amended, among Morgan Stanley Group Inc., a Delaware corporation (the "Company"), and the persons listed on Appendix A thereto and/or (ii) Appendix A to the Morgan Stanley Group Inc. 1986 Stock Option Plan, as amended, and/or
(iii) Appendix A to the Morgan Stanley Group Inc. Performance Unit Plan, as amended, and/or (iv) Appendix A to the award agreements or certificates entered into pursuant to the Morgan Stanley Group Inc. 1988 Equity Incentive Compensation Plan, as amended, and/or (v) Exhibit B to the Trust Agreement (the "Trust Agreement") dated as of March 5, 1991 between the Company and State Street Bank and Trust Company, as trustee (collectively, the "Voting Agreements"), the undersigned, being subject to voting restrictions in one or more of such Voting Agreements, does hereby (A) vote the shares of Common Stock of the Company held by the undersigned which have been issued pursuant to, or are subject to, one or more of the Voting Agreements (other than the number of such shares that corresponds to the number of Stock Units awarded to the undersigned under the Morgan Stanley Group Inc. 1988 Equity Incentive Compensation Plan (the "Trust Shares") and are held by the trustee referred to above (the "Trustee")) in accordance with any instructions on the reverse side, and (B) instruct the Trustee to vote Trust Shares in accordance with any instructions on the reverse side.

   With respect to shares of Common Stock (other than Trust Shares) of the Company held by the undersigned which have been issued pursuant to, or are subject to, one or more of the Voting Agreements (other than the Trust Agreement), the undersigned hereby appoints Jonathan M. Clark and Philip N. Duff, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote the number of such shares of Common Stock of the Company which shares the undersigned has the power to vote at the Annual Meeting of Stockholders of the Company to be held on April 3, 1996 at 1585 Broadway, New York, New York, and at any adjournments thereof, in accordance with the results of the preliminary vote referred to above irrespective of the instructions on the reverse side and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

   I hereby agree that all power and authority hereby conferred is coupled with an interest and is irrevocable and, to the extent not prohibited by law, shall not be terminated by any act of the undersigned or by operation of law or by the occurrence of any event whatsoever, including, without limitation, the death, incapacity, dissolution, liquidation, termination, bankruptcy, dissolution of marital relationship or insolvency of the undersigned or any similar event. If, after the execution of this document, any such event shall occur before the completion of the actions contemplated hereby, the above-designated attorneys and Trustee are nevertheless authorized and directed to complete all of such actions, to the extent required by the Voting Agreements.

   In the event that the undersigned has executed this document but has not indicated his vote on any of the proposals on the reverse, the number of his shares subject to the Voting Agreements or held on his behalf will be voted in favor of any such above proposal for purposes of the preliminary vote among employee stockholders of the Company who are subject to one or more Voting Agreements.

   The validity, enforceability, interpretation and construction of the foregoing shall be determined in accordance with the substantive laws of the State of Delaware. THIS PROXY/VOTING DIRECTIVE IS IRREVOCABLE.

0562

---
 X  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE:
---

THIS PROXY/VOTING DIRECTIVE WILL BE VOTED AS DIRECTED. IF THIS PROXY/VOTING DIRECTIVE IS SIGNED AND RETURNED BUT NO DIRECTION IS MADE, SHARES OF COMMON STOCK OTHER THAN TRUST SHARES WILL BE VOTED "FOR" ALL ITEMS SET FORTH BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4.

                   FOR  WITHHELD

1.  ELECTION OF   -----  ------   NOMINEES: RICHARD B. FISHER, JOHN J. MACK,
    DIRECTORS                     BARTON M. BIGGS, PETER F. KARCHES, SIR DAVID
                  -----  ------   A. WALKER, ROBERT P. BAUMAN, DANIEL B. BURKE,
                                  S. PARKER GILBERT, ALLEN E. MURRAY AND PAUL
                                  J. RIZZO.

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S)


-------------------------------------

                                                       FOR   AGAINST  ABSTAIN

                                                      ------  -----    -----

2. APPROVAL OF THE 1995 EQUITY INCENTIVE COMPEN-
   SATION PLAN                                        ------  -----    -----

3. APPROVAL OF AN AMENDMENT TO THE RESTATED           ------  -----    -----
   CERTIFICATE OF INCORPORATION INCREASING TO
   600,000,000 THE TOTAL NUMBER OF SHARES OF
   COMMON STOCK AUTHORIZED FOR ISSUANCE               ------  -----    -----

4. APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP
   AS INDEPENDENT AUDITORS.                           ------  -----    -----


SIGNATURE(S)___________________________________     DATED AS OF MARCH 20, 1996
PLEASE SIGN EXACTLY AS NAME(S) APPEARS HEREON.